As Filed with the Securities and Exchange Commission on April 22, 2016.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRONTIER COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	4813	06-0619596
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

401 MERRITT 7,

NORWALK, CONNECTICUT 06851

(203) 614-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Nielsen

Executive Vice President, General Counsel and Secretary

Frontier Communications Corporation

401 Merritt 7, Norwalk, Connecticut 06851

(203) 614-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Stacy J. Kanter, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

(212) 735-3000

(212) 735-2000 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8.875% Senior Notes due 2020	$1,000,000,000	100%	$1,000,000,000	$100,700
10.500% Senior Notes due 2022	$2,000,000,000	100%	$2,000,000,000	$201,400
11.000% Senior Notes due 2025	$3,600,000,000	100%	$3,600,000,000	$362,520
Total	$6,600,000,000			$664,620

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted.

SUBJECT TO COMPLETION, DATED April 22, 2016

PROSPECTUS

FRONTIER COMMUNICATIONS CORPORATION

Offer to exchange $1,000,000,000 aggregate principal amount of 8.875% Senior Notes due 2020 (the “old 2020 Notes”) for $1,000,000,000 aggregate principal amount of 8.875% Senior Notes due 2020 (the “new 2020 Notes”);

Offer to exchange $2,000,000,000 aggregate principal amount of 10.500% Senior Notes due 2022 (the “old 2022 Notes”) for $2,000,000,000 aggregate principal amount of 10.500% Senior Notes due 2022 (the “new 2022 Notes”);

Offer to exchange $3,600,000,000 aggregate principal amount of 11.000% Senior Notes due 2025 (the “old 2025 Notes”, and collectively with the old 2020 Notes and the old 2022 Notes, the “old notes”) for $3,600,000,000 aggregate principal amount of 11.000% Senior Notes due 2025 (the “new 2025 Notes”, and collectively with the new 2020 Notes and the new 2022 Notes, the “new notes”).

The new notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2016 (the “expiration date”), unless we extend the exchange offer in our sole and absolute discretion.

Terms of the exchange offer:

•	We will exchange the applicable series of new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

•	You may withdraw tenders of old notes at any time prior to the expiration or termination of the exchange offer.

•	The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions, payment of additional interest and registration rights relating to the old notes do not apply to the new notes.

•	The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes. You should see the discussion under the caption “Certain U.S. Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights as a holder of the old notes.

There is no established trading market for the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 12 of this prospectus and under Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of risks you should consider prior to tendering your outstanding old notes for exchange.

Neither the Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2016.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to:

Frontier Communications Corporation

401 Merritt 7, Norwalk, Connecticut 06851

Attention: Investor Relations

Oral requests should be made by telephoning (203) 614-5600.

In order to obtain timely delivery, you must request the information no later than                 , 2016, which is five business days before the expiration date of the exchange offer.

i

SUMMARY

This summary does not contain all of the information that you should consider before investing in the new notes. You should read the entire prospectus and the documents incorporated herein carefully, including the matters discussed in the section entitled “Risk Factors”. In this prospectus, except as otherwise indicated or the context otherwise requires, references “Frontier,” “the Company,” “we,” “our,” and “us” refer to Frontier Communications Corporation and its consolidated subsidiaries. All references to the “notes” refer to both the old notes and the new notes, except as otherwise indicated, and references to a “series” of the notes refers to a series of the new notes and the related series of old notes that remain outstanding following the exchange offer, if any.

Our Company

We are the fourth largest incumbent local exchange carrier (“ILEC”) in the United States, with operations in 29 states.

We strive to be the leader in providing communications services to residential and business customers in our markets. We are committed to delivering innovative and reliable products and solutions with an emphasis on convenience, service and customer satisfaction. We offer a variety of voice, data, and video services and products on a standalone basis and as bundled or packaged solutions. We believe that our local engagement structure, 100% U.S. based employees in our workforce and innovative product positioning will continue to differentiate us from our competitors in the markets in which we compete.

We conduct business with both residential and business customers, and we provide the “last mile” of communications services to customers in our markets. During 2015, our customer revenue was $4,899 million, including residential revenue of $2,432 million and business revenue of $2,467 million.

We were incorporated in the state of Delaware in 1935, originally under the name of Citizens Utilities Company, and were known as Citizens Communications Company from 2000 until July 31, 2008. Our principal executive offices are located at 401 Merritt 7, Norwalk, Connecticut 06851. Our telephone number is (203) 614-5600 and our web site is www.frontier.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

The Verizon Transaction

On April 1, 2016, we announced the closing of our $10.54 billion acquisition, pursuant to the previously announced February 5, 2015 Securities Purchase Agreement, of Verizon Communications, Inc.’s wireline operations providing services to residential, commercial and wholesale customers in California, Texas and Florida (the “Verizon Transaction”).

On April 18, 2016 we filed with the SEC a Current Report on Form 8-K containing (i) the audited combined statements of assets, liabilities and parent funding of Verizon Communications Inc.’s Separate Telephone Operations in California, Florida and Texas (“VSTO”) as of December 31, 2015 and the related audited combined statements of income and comprehensive income for the years ended December 31, 2015 and 2014, and cash flows for the years ended December 31, 2015 and 2014 and (ii) unaudited pro forma combined financial information of Frontier and VSTO, after giving effect to the Verizon Transaction, as of and for the year ended December 31, 2015.

SUMMARY DESCRIPTION OF THE EXCHANGE OFFER

On September 25, 2015, we completed the private placement of $1,000,000,000 aggregate principal amount of 8.875% Senior Notes due 2020, $2,000,000,000 aggregate principal amount of 10.500% Senior Notes due 2022 and $3,600,000,000 aggregate principal amount of 11.000% Senior Notes due 2025. As part of each offering, we entered into a registration rights agreement with the initial purchasers of each series of the old notes. Pursuant to these registration rights agreements, we agreed, among other things, to file a registration statement and deliver this prospectus to you and to use commercially reasonable efforts to complete an exchange offer of registered new notes for the old notes. Below is a summary of the exchange offer.

Old 2020 Notes	8.875% Senior Notes due 2020, which were issued on September 25, 2015.

Old 2022 Notes	10.500% Senior Notes due 2022, which were issued on September 25, 2015.

Old 2025 Notes	11.000% Senior Notes due 2025, which were issued on September 25, 2015.

New 2020 Notes	8.875% Senior Notes due 2020, the issuance of which has been registered under the Securities Act. The form and terms of the new 2020 Notes are identical in all material respects to those of the old 2020 Notes, except that the transfer restrictions, payment of additional interest and registration rights relating to the old 2020 Notes do not apply to the new 2020 Notes.

New 2022 Notes	10.500% Senior Notes due 2022, the issuance of which has been registered under the Securities Act. The form and terms of the new 2022 Notes are identical in all material respects to those of the old 2022 Notes, except that the transfer restrictions, payment of additional interest and registration rights relating to the old 2022 Notes do not apply to the new 2022 Notes.

New 2025 Notes	11.000% Senior Notes due 2025, the issuance of which has been registered under the Securities Act. The form and terms of the new 2025 Notes are identical in all material respects to those of the old 2025 Notes, except that the transfer restrictions, payment of additional interest and registration rights relating to the old 2025 Notes do not apply to the new 2025 Notes.

Exchange Offer for 2020 Notes	We are offering to issue up to $1,000,000,000 aggregate principal amount of new 2020 Notes in exchange for a like principal amount of old 2020 Notes to satisfy our obligations under the registration rights agreement that was executed when the old 2020 Notes were issued in a transaction in reliance upon the exemptions from registration provided by Rule 144A and Regulation S of the Securities Act.

Exchange Offer for 2022 Notes

We are offering to issue up to $2,000,000,000 aggregate principal amount of new 2022 Notes in exchange for a like principal amount of old 2022 Notes to satisfy our obligations under the registration rights agreement that was executed when the old 2022 Notes were issued in a transaction in reliance upon the exemptions from registration provided by Rule 144A and Regulation S of the Securities Act.

Exchange Offer for 2025 Notes	We are offering to issue up to $3,600,000,000 aggregate principal amount of new 2025 Notes in exchange for a like principal amount of old 2025 Notes to satisfy our obligations under the registration rights agreement that was executed when the old 2025 Notes were issued in a transaction in reliance upon the exemptions from registration provided by Rule 144A and Regulation S of the Securities Act.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2016, unless extended in our sole and absolute discretion. By tendering your old notes, you represent to us that:

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

•	any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•	neither you nor anyone receiving new notes from you has any arrangement or understanding with any person to participate in a distribution, as defined in the Securities Act, of the new notes;

•	you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering; and

•	if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2016. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”) any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered old notes, see “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes” and “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering the Old Notes	You must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•	tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon, as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent;” or

•	tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, The Bank of New York Mellon, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Certain U.S. Federal Income Tax Considerations	The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption “Certain U.S. Federal Income Tax Considerations” for more information regarding the tax considerations of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption “The Exchange Offer—Exchange Agent.”

Resales	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

•	you are our “affiliate,” as defined in Rule 405 under the Securities Act;

•	you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

•	you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer; or

•	you are holding old notes that have or are reasonably likely to have the status of an unsold allotment in the initial offering.

If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the new notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC; and

•	you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for more information.

As a condition to participation in the exchange offer, each holder will be required to represent that it is not our affiliate or a broker-dealer that acquired the old notes directly from us.

Registration Rights Agreements	When the old notes were issued, we entered into a registration rights agreement with the initial purchasers of each series of the old notes. Under the terms of the registration rights agreements, we agreed to use our commercially reasonable efforts to file with the SEC and cause to become effective, a registration statement relating to an offer to exchange the old notes for the new notes, and to consummate the exchange offer not later than the 365th day following the date of consummation of the Verizon Transaction (the “Exchange Date”).

If neither (1) this exchange offer has been consummated on or prior to the Exchange Date with respect to a series of old notes or (2) a shelf registration statement covering resales of such series of old notes has been filed and been declared or otherwise become effective on or prior to the Exchange Date (together, a “registration default”), then additional interest will accrue on the aggregate principal amount of such series of old notes from and including the date on which such registration default has occurred to but excluding the date on which such registration default has been cured. Additional interest will accrue at a rate of 0.25% for the first 90 day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90 day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 0.50% per annum over the applicable rate of such series of old notes, i.e. 8.875%, 10.500% and 11.000% in respect of the old 2020 Notes, the old 2022 Notes and the old 2025 Notes, respectively.

A copy of each of the registration rights agreements is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Registration Rights.”

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes whose old notes are or were ineligible to be exchanged in the exchange offer may require us to file and cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

SUMMARY DESCRIPTION OF THE NEW NOTES

The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions, additional interest and registration rights relating to the old notes do not apply to the new notes. For a more complete understanding of the new notes, see “Description of the New Notes.”

Issuer	Frontier Communications Corporation

Notes Offered	Up to $1,000,000,000 aggregate principal amount of 8.875% Senior Notes due 2020.

Up to $2,000,000,000 aggregate principal amount of 10.500% Senior Notes due 2022.

Up to $3,600,000,000 aggregate principal amount of 11.000% Senior Notes due 2025.

Maturity Dates	New 2020 Notes: September 15, 2020.

New 2022 Notes: September 15, 2022.

New 2025 Notes: September 15, 2025.

Interest Payment Dates	We will pay interest on each series of new notes semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2016 for each series of new notes.

Interest Rates	The new 2020 Notes will bear interest at 8.875% per year.

The new 2022 Notes will bear interest at 10.500% per year.

The new 2025 Notes will bear interest at 11.000% per year.

Ranking	The new notes of each series will be our senior unsecured obligations and will rank:

•	equal in right of payment to all of our existing and future senior unsecured indebtedness;

•	effectively junior to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	structurally junior to all existing and future indebtedness and other liabilities and commitments of our subsidiaries (including trade payables and capital lease obligations); and

•	senior in right of payment to all of our existing and future subordinated indebtedness, if any.

As of December 31, 2015, on a pro forma basis to give effect to the Verizon Transaction, we and our subsidiaries would have had approximately $18.1 billion of indebtedness. We also have access to a

$750 million revolving credit facility (the “Revolving Credit Facility”), which is currently undrawn. As of December 31, 2015, on a pro forma basis to give effect to the Verizon Transaction, the notes would have ranked (i) effectively junior to approximately $2.4 billion of secured indebtedness to the extent of the value of the assets securing such indebtedness ($108 million of which was at our subsidiaries) and (ii) structurally junior to approximately $2.7 billion of liabilities of our subsidiaries, including approximately $661 million of indebtedness (including the $108 million of secured indebtedness referenced above), $78 million with respect to a sale and leaseback transaction accounted for as a secured financing obligation and capital lease obligations of $29 million, and excluding deferred income tax liabilities and intercompany liabilities.

Optional Redemption	At any time prior to June 15, 2020 (the date that is three months prior to the maturity date of the new 2020 Notes), June 15, 2022 (the date that is three months prior to the maturity date of the new 2022 Notes) and June 15, 2025 (the date that is three months prior to the maturity date of the new 2025 Notes), we may redeem some or all of the new notes of the applicable series at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption, plus a make-whole premium as described under “Description of the New Notes—Optional Redemption.”

At any time on or after the date that is June 15, 2020 (the date that is three months prior to the maturity date of the new 2020 Notes), June 15, 2022 (the date that is three months prior to the maturity date of the new 2022 Notes) and June 15, 2025 (the date that is three months prior to the maturity date of the new 2025 Notes), we may redeem some or all of the notes of the applicable series at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption.

Change of Control	Following a Change of Control and Ratings Decline (each as defined herein) with respect to a series of new notes, we will be required to offer to purchase all of the new notes of such series at a purchase price equal to 101% of their respective principal amount, plus accrued and unpaid interest to, but not including, the date of purchase. See “Description of the New Notes—Repurchase of notes upon a Change of Control Triggering Event.”

Asset Disposition Offers	If we or any of our restricted subsidiaries sell certain assets and do not apply the net proceeds in compliance with the supplemental indenture governing the applicable series of notes, we will be required to make an offer to repurchase such series of new notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the New Notes—Repurchase at the option of holders—Asset sales.”

Covenants	The indenture contains covenants that limit our ability and each of our restricted subsidiaries’ ability to:

•	incur additional indebtedness, guarantee indebtedness or issue preferred stock;

•	create liens;

•	pay dividends, make certain investments or make other restricted payments;

•	enter into mergers, consolidations, or transfer or sell all or substantially all of our assets;

•	pay dividends on, or make distributions in respect of, or redeem or repurchase, capital stock;

•	make certain asset sales;

•	enter into restrictions affecting the ability of our restricted subsidiaries to make distributions, loans or advances to us or other restricted subsidiaries; and

•	engage in transactions with affiliates.

These covenants are subject to important limitations and exceptions, which are described under “Description of the New Notes—Certain covenants.” In addition, certain of these covenants will be suspended with respect to a series of notes at any time after the notes of such series achieve investment grade ratings by at least two of Moody’s, S&P or Fitch, provided at such time no default or event of default has occurred and is continuing. See ‘‘Description of the New Notes—Certain covenants—Covenant suspension.’’ If one or more of the rating agencies that had assigned an investment grade rating withdraw their investment grade rating or downgrade the rating assigned to the notes of a series below an investment grade rating and as a result less than two rating agencies have assigned an investment grade rating, then the suspended covenants will be reinstated.

Use of Proceeds	We will not receive any proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

Absence of Established Market for the New Notes	The new notes generally will be freely transferable but will also be new securities for which there is no established market. Accordingly, a liquid market for the new notes may not develop or be maintained. We have not applied, and do not intend to apply, for the listing of the new notes on any exchange or automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for any series of new notes.

Risk Factors

Tendering your old notes in the exchange offer involves risks. You should carefully consider the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors” for an explanation of certain risks of the exchange offer and investing in the new notes before tendering any old notes. For a description of risks related to our industry and business, you should also evaluate the specific risk factors described in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the other information set forth or incorporated by reference into this prospectus.

Governing Law	The new notes, the base indenture and each supplemental indenture governing the applicable series of notes are governed by the laws of the State of New York.

Trustee	The Bank of New York Mellon.

Exchange Agent	The Bank of New York Mellon.

RISK FACTORS

Participating in the exchange offer is subject to a number of risks. You should carefully consider the risks and uncertainties set forth below and the risks and uncertainties incorporated by reference in this prospectus, including the information included under “Risk Factors” in: our Annual Report on Form 10-K for the year ended December 31, 2015 and other documents that we subsequently file with the SEC.

Risks Related to the Exchange Offer and Holding the New Notes

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of not tendering your old notes in the exchange offer, see the discussion below under the caption “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

You must comply with the exchange offer procedures in order to receive freely tradable new notes.

Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•	certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the Exchange Agent’s account at DTC, New York, New York, as depository;

•	a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent’s message (as defined herein) in lieu of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer— Exchange Offer Procedures” and “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.”

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We currently have a significant amount of indebtedness and we may still be able to incur substantially more debt in the future. Such debt and debt service obligations may adversely affect us.

We have a significant amount of indebtedness, which amounted to $15.9 billion at December 31, 2015. In addition, we drew $1.625 billion under the August 2015 senior secured delayed-draw term loan facility (the “JPM Verizon Transaction Facility”) in April 2016. We also have access to a $750 million Revolving Credit Facility, which is currently undrawn. Entities that we acquired in the Verizon Transaction have outstanding long-term debt securities, in the aggregate principal amount of $600 million, maturing between 2027 and 2031. On a pro forma basis to give effect to the Verizon Transaction, we would have had $18.1 billion of outstanding indebtedness as of December 31, 2015.

The terms of our indentures and credit facilities allow us to incur substantial additional indebtedness and/or liens in the future. Also, these terms do not prevent us or our restricted subsidiaries from incurring obligations that do not constitute indebtedness.

If we incur any additional indebtedness that ranks equally with the notes, the holders of that new debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of Frontier. If any such additional indebtedness is secured, it will be effectively senior to the notes to the extent of the collateral securing such indebtedness. This may have the effect of reducing the probability of payment, or the amount of proceeds paid, to you. In addition, to the extent other new debt is added to our and our subsidiaries’ current debt levels, the substantial leverage risks described below would increase.

The potential significant negative consequences on our financial condition and results of operations that could result from our substantial debt include:

•	limitations on our ability to obtain additional debt or equity financing on favorable terms or at all;

•	instances in which we are unable to meet the covenants contained in our debt agreements or to generate cash sufficient to make required debt payments, which circumstances have the potential of accelerating the maturity of some or all of our outstanding indebtedness;

•	the allocation of a substantial portion of our cash flow from operations to service our debt, thus reducing the amount of our cash flow available for other purposes, including operating costs, capital expenditures and dividends that would otherwise improve our competitive position, results of operations or stock price;

•	requiring us to sell debt or equity securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

•	compromising our flexibility to plan for, or react to, competitive challenges in our business and the telecommunications industry; and

•	the possibility of our being put at a competitive disadvantage with competitors who do not have as much debt as we do, and competitors who may be in a more favorable position to access additional capital resources.

In addition, our senior notes and debentures are rated below “investment grade” by independent ratings agencies. This can result in higher borrowing costs for us. We cannot assure you that these rating agencies will not lower our current debt ratings, if in the rating agencies’ judgment such an action is appropriate. A lowering of a rating may further increase our future borrowing costs and reduce our access to capital.

The agreements governing our debt, including the notes, contain various covenants that impose restrictions on us and certain of our subsidiaries that may affect our ability to operate our business and to make payments on the notes.

The supplemental indentures governing the applicable series of the notes and the agreements governing our other existing indebtedness contain covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

•	incur additional indebtedness, guarantee indebtedness or issue preferred stock;

•	create liens;

•	enter into mergers, consolidations, or transfer or sell all or substantially all of our assets;

•	pay dividends on, or make distributions in respect of, or redeem or repurchase, capital stock, pay dividends, make certain investments or make other restricted payments;

•	make certain asset sales;

•	enter into agreements that might prevent certain of our subsidiaries from making distributions, loans or advances to us or other subsidiaries; and

•	engage in transactions with affiliates.

In addition, our credit facilities require us to comply with specified covenants, including financial ratios. Any future indebtedness may also require us to comply with similar or other covenants. These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

Frontier is a holding company and, as a result, we rely on the receipt of funds from our subsidiaries in order to meet our cash needs and service our indebtedness, including the notes.

Frontier is a holding company and its principal assets consist of the shares of capital stock or other equity instruments of its subsidiaries. As a holding company without independent means of generating operating revenues, we depend on dividends, distributions and other payments from our subsidiaries to fund our obligations, including those arising under the notes, and meet our cash needs. We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make dividends, distributions or other payments to us in order to allow us to make payments on the notes. In addition, the payment of these dividends, distributions and other payments, as well as other transfers of assets, between our subsidiaries and from our subsidiaries to us may be subject to legal, regulatory or contractual restrictions. Some state regulators have imposed and others may consider imposing on regulated companies, including us, cash management practices that could limit the ability of such regulated companies to transfer cash between subsidiaries or to the parent company. While none of the existing state regulations materially affect our cash management, any changes to the existing regulations or imposition of new regulations or restrictions may materially adversely affect our ability to transfer cash within our consolidated companies.

The notes will be structurally subordinated to liabilities of our subsidiaries.

Our subsidiaries have not guaranteed the notes. As a result, you will not have any claim as a creditor against our subsidiaries. Accordingly, all obligations of our subsidiaries (including any liens granted by our subsidiaries on any of their assets to secure any of our obligations) will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise. As of December 31, 2015, on a pro forma basis to give effect to the Verizon Transaction, our subsidiaries would have had outstanding approximately $2.7 billion of liabilities, including approximately $661 million of indebtedness (including $108 million of secured indebtedness), $78 million with respect to a sale and leaseback transaction accounted for as a secured financing obligation and capital lease obligations of $29 million, and excluding deferred income tax liabilities and intercompany liabilities. Although the supplemental indentures governing the applicable series of the notes will limit the indebtedness our subsidiaries may incur, our subsidiaries will be able to incur a substantial amount of additional debt, including, without limitation, Acquired Indebtedness (as defined herein). See “Description of the New Notes—Covenants— Limitations on subsidiary indebtedness.” Additionally, although the supplemental indentures governing the applicable series of notes will limit the liens that may be granted on the assets of our subsidiaries, our subsidiaries will be able to grant liens to secure a substantial amount of liabilities, including, without limitation, certain indebtedness under our credit facilities. See “Description of the New Notes—Covenants—Limitations on liens.”

The notes are unsecured and will effectively be subordinated to any secured indebtedness.

The notes are unsecured and therefore will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, including, inter alia, the JPM Verizon Transaction Facility, the 2014 and 2012 CoBank credit facilities and the Revolving Credit Facility, each of which are secured equally and ratably by a pledge of all of the outstanding shares of capital stock of Frontier North, Inc., a wholly-owned subsidiary. In the event of a bankruptcy or similar proceeding, the assets that serve as collateral for any secured indebtedness will be available to satisfy the obligations under the secured indebtedness before any payments are made on the notes from the proceeds of such assets. As of December 31, 2015, on a pro forma basis to give effect to the Verizon Transaction and the pledge of the capital stock of Frontier North Inc. to secure the JPM Verizon Transaction Facility and the granting of an equal and ratable pledge to secure certain of our existing credit facilities, we would have had approximately $2.4 billion of secured indebtedness ($108 million of which would have been at our subsidiaries).

The supplemental indentures governing the applicable series of the notes will permit us, subject to specified limitations, to incur a substantial amount of additional secured debt.

Many of the covenants in the supplemental indentures governing the applicable series of the notes will not apply during any period in which such series of notes are rated investment grade by at least two of Moody’s, S&P or Fitch.

Many of the covenants in the supplemental indentures governing the applicable series of notes will not apply during any period in which such series of notes are rated investment grade by at least two of Moody’s, S&P or Fitch, provided at such time no default or event of default has occurred and is continuing. Such covenants restrict, among other things, our ability to pay distributions, incur debt and enter into certain other transactions. There can be no assurance that any series of notes will ever be rated investment grade, or that if they are rated investment grade, that the series of notes will maintain these ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the supplemental indentures governing the applicable series of notes. See “Description of the New Notes—Certain covenants—Covenant suspension.”

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase.

At December 31, 2015, approximately 4% of our total debt was at variable rates of interest; this percentage increased to approximately 13% as of April 8, 2016. Borrowings under our credit facilities are at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

We may not have sufficient funds to repurchase the notes upon a Change of Control Triggering Event.

The terms of each series of notes requires us to make an offer to repurchase the notes of such series upon the occurrence of a Change of Control and Ratings Decline (as defined in the supplemental indentures governing each applicable series of the notes) at a purchase price equal to 101% of the respective principal amounts of the notes plus accrued and unpaid interest to, but not including, the date of the purchase. It is possible that we will not have sufficient funds at the time of the Change of Control Triggering Event to make the required repurchase of the applicable series of notes and will be required to obtain third party financing to do so. We may not be able to obtain this financing on commercially reasonable terms, or on terms acceptable to us, or at all. In addition, the occurrence of certain change of control events may constitute an event of default under the terms of our credit facilities. Such an event of default would entitle the lenders under our credit facilities to, among other things, cause all outstanding debt thereunder to become due and payable.

In a bankruptcy proceeding, the application of the escrowed funds to repay the notes may require the prior approval of the bankruptcy court adjudicating the bankruptcy proceeding.

If we commence a bankruptcy or reorganization case, or one is commenced against us, while the escrow account remains funded, bankruptcy law may prevent the trustee under the supplemental indentures governing the applicable series of notes from using the escrowed funds to pay the mandatory redemption. The court adjudicating that case might find that the escrow account is the property of the bankruptcy estate. The amounts in the escrow account will not be pledged as collateral for payment, if required, of the mandatory redemption price. As a result, holders of the notes may not be able to have the escrowed funds applied at the time or in the manner contemplated by the supplemental indentures governing the applicable series of notes and could suffer a loss as a result. See “Description of notes—Escrow of proceeds; mandatory redemption.”

If an active trading market does not develop for any series of the new notes, you may be unable to sell such series of notes or to sell them at a price you deem sufficient.

Each series of new notes is a new issue of securities for which there is currently no public trading market. We do not intend to list any series of the new notes on any national securities exchange or automated quotation system. In addition, the liquidity of any trading market for any series of the new notes, and the market price quoted for any series of the new notes, may be adversely affected by changes in the overall market for those securities and by changes in our financial performance or prospects or in the prospects of telecommunications companies generally. We cannot give you any assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their new notes; or

•	the price at which holders would be able to sell their new notes.

Even if a trading market develops, each series of new notes may trade at higher or lower prices than the principal amount or purchase price depending on many factors, including:

•	prevailing interest rates;

•	the number of holders of such series of new notes;

•	the interest of securities dealers in making a market for such series of new notes;

•	the market for similar notes; and

•	our financial performance.

We cannot assure you that an active trading market will develop for any series of the new notes. If no active trading market for the new notes develops, the price at which you may be able to sell the new notes, if at all, may be less than the price you pay for them.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity, as described under “Description of the New Notes—Optional redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant.

Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information we have included or incorporated by reference in this prospectus contains “forward-looking statements” related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•	risks related to the Verizon Transaction, including our ability to successfully integrate operations, our ability to realize anticipated cost savings, sufficiency of the assets acquired from Verizon, our ability to migrate Verizon’s operations from Verizon owned and operated systems and processes to our owned and operated systems and processes successfully, our ability to enter into or obtain, or delays in entering into or obtaining, agreements and consents necessary to operate the acquired business as planned on terms acceptable to us, and increased expenses incurred due to activities related to the transaction;

•	our ability to meet our debt and debt service obligations, including our obligations under the new notes;

•	competition from cable, wireless and wireline carriers and satellite companies, and the risk that we will not respond on a timely or profitable basis;

•	our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings;

•	reductions in revenue from our voice customers that we cannot offset with increases in revenue from broadband and video subscribers and sales of other products and services;

•	our ability to maintain relationships with customers, employees or suppliers;

•	the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks;

•	continued reductions in switched access revenues as a result of regulation, competition or technology substitutions;

•	the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors;

•	our ability to effectively manage service quality in our territories and meet mandated service quality metrics;

•	our ability to successfully introduce new product offerings;

•	the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets;

•	our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity, which may affect payment of dividends on our common and preferred shares;

•	the effects of changes in both general and local economic conditions on the markets that we serve;

•	the effects of increased medical expenses and pension and postemployment expenses;

•	the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments;

•	our ability to successfully renegotiate union contracts;

•	changes in pension plan assumptions, interest rates, regulatory rules and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2016 and beyond;

•	adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the ability, or increase the cost, of financing to us;

•	the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company;

•	the effects of severe weather events or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue; and

•	the impact of potential information technology or data security breaches or other disruptions.

Any of the foregoing events, or other events, could cause financial results to vary from management’s forward-looking statements included or incorporated by reference in this prospectus. You should consider these important factors, as well as the risk factors set forth in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015 and our other filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), parts of which are incorporated by reference in this prospectus, in evaluating any statement made in or incorporated by reference in this prospectus. For the foregoing reasons, we caution you against relying on any forward-looking statements. We have no obligation to update or revise these forward-looking statements and do not undertake to do so.

Investors should also be aware that while we do, at various times, communicate with securities analysts, it is against our policy to disclose to them selectively any material non-public information or other confidential information. Accordingly, investors should not assume that we agree with any statement or report issued by an analyst irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not our responsibility.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our historical consolidated ratio of earnings to fixed charges for the periods indicated. For purposes of this ratio, earnings consist of pre-tax income (loss) from continuing operations before income (loss) from equity investees, and after deductions for income attributable to the noncontrolling interest in a partnership, plus fixed charges (except for interest capitalized) and distributed income of equity investees. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed to be representative of interest.

	Year Ended December 31,
	2015		2014	2013	2012	2011
Consolidated Ratio of Earnings to Fixed Charges(1)(2)	0.68	(3)(4)(5)	1.22	1.23	1.29	1.33

(1)	Includes losses on early extinguishment of debt or exchanges of debt of $160 million and $90 million for the years ended December 31, 2013 and 2012, respectively. The consolidated ratios of earnings to fixed charges, adjusted to exclude losses on early extinguishment of debt or exchanges of debt, were 1.45 and 1.42 for the years ended December 31, 2013 and 2012, respectively.
(2)	Does not reflect the Verizon Transaction.
(3)	The consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2015 was 0.62. Amount of deficiency in earnings required to cover combined fixed charges and preferred stock dividends was $485 million.
(4)	On a pro forma basis given effect to the Verizon Transaction, our consolidated ratio of earnings to fixed charges for the year ended December 31, 2015 would have been 0.77 and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends would have been 0.68.
(5)	Amount of deficiency in earnings required to cover fixed charges was $365 million.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term “expiration date” means 5:00 p.m., New York City time, on                 , 2016. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term “expiration date” means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $1,000,000,000 aggregate principal amount of old 2020 Notes, $2,000,000,000 aggregate principal amount of old 2022 Notes and $3,600,000,000 aggregate principal amount of the old 2025 Notes are outstanding.

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the events specified under “—Conditions to the Exchange Offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Exchange Offer Procedures

The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to The Bank of New York Mellon, as exchange agent, at the address set forth below under “—Exchange Agent” on or prior to the expiration date. In addition, either:

•	certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

•	a timely confirmation of a book-entry transfer, which we refer to as a book-entry confirmation, of such old notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant. The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an eligible institution). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

We or the exchange agent in our or its sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent’s interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes and the signatures must be guaranteed by an eligible institution.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering old notes, you represent to us, among other things, that you are not our “affiliate,” as defined under Rule 405 under the Securities Act, that the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering. In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the new notes. However, any purchaser of old notes who is our affiliate who intends to participate in the exchange offer for the purpose of distributing the new notes or a broker-dealer that acquired old notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the old notes:

•	cannot rely on the applicable interpretations of the staff of the SEC;

•	will not be entitled to participate in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or prior to the consummation of the exchange offer.

In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

•	certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•	all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer).

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth under “—Exchange Agent” on or prior to the expiration date.

Withdrawal Rights

You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn (including the principal amount of such old notes); and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer). Properly withdrawn old notes may be retendered by following one of the procedures described under “—Exchange Offer Procedures” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

(1)	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

(2)	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

•	seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

•	resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer;

(3)

any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

(4)	there has occurred:

•	any general suspension of or general limitation on prices for, or trading in, our securities on any national securities exchange or in the over-the-counter market,

•	any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

•	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

•	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

We have appointed The Bank of New York Mellon as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

The Bank of New York Mellon, Exchange Agent

By Registered or Certified Mail: The Bank of New York Mellon Corporate Trust-Reorg 111 Sanders Creek Parkway East Syracuse, NY 13057 Attn: Pamela Adamo	By Regular Mail or Overnight Courier: The Bank of New York Mellon Corporate Trust-Reorg 111 Sanders Creek Parkway East Syracuse, NY 13057 Attn: Pamela Adamo

By Facsimile: (732) 667-9408 Attn: Pamela Adamo	In Person by Hand Only: The Bank of New York Mellon Corporate Trust-Reorg 111 Sanders Creek Parkway East Syracuse, NY 13057 Attn: Pamela Adamo

For Information or Confirmation by Telephone:

(315) 414-3317

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The principal solicitation is being made by mail by The Bank of New York Mellon, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as incurred.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange Old Notes

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the old notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes, and, to the extent described below, you will not be entitled to participate in the exchange offer if:

•	you are our “affiliate,” as defined in Rule 405 under the Securities Act;

•	you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

•	you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer; or

•	you are holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC, you will not be entitled to participate in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF THE NEW NOTES

Each series of new notes offered hereby (collectively, the “new notes”) will be governed by a separate supplemental indenture (each, a “Supplemental Indenture”) dated as of the Issue Date between Frontier Communications Corporation (the “Issuer”) and The Bank of New York Mellon, as trustee (the “Trustee”), each supplementing a base indenture (the “Base Indenture”) dated as of the Issue Date, between the Issuer and the Trustee. References to the “Indenture” mean the Base Indenture, as so supplemented by the Supplemental Indenture related to the applicable series of notes. This is the same indenture under which the old notes were issued. References to the “old notes” refer to the notes in exchange for which the new notes are being offered. References to the “notes” refer to the new notes and the old notes, collectively. Any old notes of a series that remain outstanding after the completion of the exchange offer, together with the new notes of such series issued in the exchange offer, will be treated as a single class of securities under the Indenture and is referred to in this section as a “series” of notes. The terms of each series of new notes include those stated in the applicable Indenture and those made part of the applicable Indenture by reference to the Trust Indenture Act. The following summary of the material provisions of each Indenture, the notes of each series offered thereunder and the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of each Indenture, the notes of each series issued thereunder and the Escrow Agreement, including the definitions therein of certain terms used below. Copies of each Indenture, the notes of each series issued thereunder and the Escrow Agreement are available for inspection at the office of the Trustee. The definitions of certain terms used in the following summary are set forth below under “—Certain definitions.” We urge you to read each Indenture and the Escrow Agreement because they, not this description, define your rights as a Holder. In this section, “we,” “our,” “us” and “Frontier” refer only to Frontier Communications Corporation and not to any of our Subsidiaries.

Principal and Interest

We are issuing (i) $1,000.0 million aggregate principal amount of our new 2020 Notes (the “new 2020 Notes”), (ii) $2,000.0 million aggregate principal amount of our new 2022 Notes (the “new 2022 Notes”) and (iii) $3,600.0 million aggregate principal amount of our new 2025 Notes (the “new 2025 Notes” and, together with the new 2020 Notes and the new 2022 Notes, the “new notes”). The new notes are issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We may offer additional series of debt securities from time to time under the Base Indenture in as many distinct series as we may determine. The terms and conditions of each series of debt securities, including each series of notes, will be set forth in those debt securities and in the applicable supplemental indenture. We may, without the consent of Holders, issue additional notes of a series from time to time after this offering under the applicable Indenture (“Additional Notes”), having the same ranking, interest rate, maturity and other terms as the notes of such series previously issued. Any offering of Additional Notes is subject to the covenant described below under the caption “—Certain covenants—Limitation on incurrence of indebtedness.” Any Additional Notes having such same terms, together with any notes of that series previously issued, will constitute a single series of notes issued under the applicable Indenture; provided that if the Additional Notes are not fungible with the notes for United States federal income tax purposes, the Additional Notes will have a separate CUSIP number. Unless the context requires otherwise, references to “notes” for all purposes of each Indenture and this “Description of the New Notes” include any Additional Notes of each applicable series that are actually issued.

Each series of notes is a separate series of notes. As a result, Holders of each series of notes will have separate rights to, among other things, give notice of Defaults or to direct the Trustee to exercise remedies during an Event of Default or otherwise.

The new 2020 Notes will mature on September 15, 2020 . We will pay interest on the new 2020 Notes on March 15 and September 15 of each year, commencing September 15, 2016, to the persons in whose names the new 2020 Notes are registered on the preceding March 1 and September 1, respectively. The new 2022 Notes will mature on September 15, 2022. We will pay interest on the new 2022 Notes on March 15 and September 15 of each year, commencing September 15, 2016, to the persons in whose names the new 2022 Notes are registered on the preceding March 1 and September 1, respectively. The new 2025 Notes will mature on September 15, 2025. We will pay interest on the new 2025 Notes on March 15 and September 15 of each year, commencing September 15, 2016, to the persons in whose names the new 2025 Notes are registered on the preceding March 1 and September 1, respectively. Interest on the new notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Additional Interest may accrue on the notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture to any interest or other amount payable on or with respect to the notes will be deemed to include Additional Interest pursuant to the Registration Rights Agreement.

We will pay principal and interest on the new notes, register the transfer of the new notes and exchange the new notes at our office or agency maintained for that purpose, which initially will be the corporate trust office of the Trustee located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration. So long as the new notes are represented by global debt securities, the interest payable on the new notes will be paid to Cede & Co, the nominee of the depositary, or its registered assigns as the registered owner of such global debt securities, by wire transfer of immediately available funds on each of the applicable interest payment dates. If any of the new notes are no longer represented by a global debt security, we have the option to pay interest by check mailed to the address of the person entitled to the interest. No service charge will be made for any transfer or exchange of new notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable.

If the Trustee shall not be the registrar for any series of notes at any time, we will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names of the Holders of such series of notes (a) semiannually and (b) at such other times as the Trustee may request in writing, within thirty days after receipt of any such request.

The new notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds. See “Book-Entry, Delivery and Form.”

Ranking

The new notes will be our senior unsecured obligations and will rank:

•	equal in right of payment to all of our existing and future senior Indebtedness;

•	effectively junior to all of our existing and future senior Secured Indebtedness (including Indebtedness under our Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness;

•	structurally junior to all existing and future Indebtedness and other liabilities and commitments of our Subsidiaries (including Trade Payables and Capital Lease Obligations); and

•	senior in right of payment to all of our existing and future Subordinated Indebtedness, if any.

As of December 31, 2015, on a pro forma basis to give effect to the Verizon Acquisition, we and our Subsidiaries would have had approximately $18.1 billion of Indebtedness. At such date, the notes would have ranked (i) effectively junior to approximately $2.4 billion of Secured Indebtedness to the extent of the value of the assets securing such Indebtedness ($108 million of which was at our Subsidiaries) and (ii) structurally junior to approximately $2.7 billion of liabilities of our Subsidiaries, including approximately $661 million of Indebtedness (including the $108 million of Secured Indebtedness referenced above), $78 million with respect to a Sale and Leaseback Transaction accounted for as a secured financing obligation, Capital Lease Obligations of $29 million, and excluding deferred income tax liabilities and intercompany liabilities.

Redemption; offers to repurchase; open market purchases

Except as set forth under the caption “—Escrow of proceeds; mandatory redemption,” the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the new notes. However, under certain circumstances, the Issuer may be required to offer to purchase notes as described under the caption “—Repurchase at the option of Holders.” The Issuer may at any time and from time to time purchase notes in the open market or otherwise.

Optional redemption

New 2020 Notes

The new 2020 Notes will be redeemable at the Issuer’s election, in whole or in part, at any time prior to June 15, 2020 (three months prior to the maturity date of the new 2020 Notes) at a redemption price equal to the greater of:

(1)	100% of the principal amount of the new 2020 Notes to be redeemed; and

(2)	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the new 2020 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the new 2020 Notes to be redeemed.

The new 2020 Notes will be redeemable at the Issuer’s election, in whole or in part, at any time on or after June 15, 2020 (three months prior to the maturity date of the new 2020 Notes), at a redemption price equal to 100% of the principal amount of the new 2020 Notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the new 2020 Notes to be redeemed.

New 2022 Notes

The new 2022 Notes will be redeemable at the Issuer’s election, in whole or in part, at any time prior to June 15, 2022 (three months prior to the maturity date of the new 2022 Notes) at a redemption price equal to the greater of:

(1)	100% of the principal amount of the new 2022 Notes to be redeemed; and

(2)	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the new 2022 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the new 2022 Notes to be redeemed.

The new 2022 Notes will be redeemable at the Issuer’s election, in whole or in part, at any time on or after June 15, 2022 (three months prior to the maturity date of the new 2022 Notes), at a redemption price equal to 100% of the principal amount of the new 2022 Notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the new 2022 Notes to be redeemed.

New 2025 Notes

The new 2025 Notes will be redeemable at the Issuer’s election, in whole or in part, at any time prior to June 15, 2025 (three months prior to the maturity date of the new 2025 Notes) at a redemption price equal to the greater of:

(1)	100% of the principal amount of the new 2025 Notes to be redeemed; and

(2)	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the new 2025 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the new 2025 Notes to be redeemed.

The new 2025 Notes will be redeemable at the Issuer’s election, in whole or in part, at any time on or after June 15, 2025 (three months prior to the maturity date of the new 2025 Notes), at a redemption price equal to 100% of the principal amount of the new 2025 Notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the new 2025 Notes to be redeemed.

The Trustee shall select the notes of the applicable series to be purchased in the manner described under “—Repurchase at the option of Holders—Selection and notice.”

Escrow of proceeds from offering of old notes; Mandatory redemption

The following description was applicable prior to the April 1, 2016 closing of the Verizon Acquisition.

Concurrently with the closing of our offering of the old notes, we entered into an escrow agreement (the “Escrow Agreement”) with MUFG Union Bank, N.A., in its capacity as escrow agent (the “Escrow Agent”) and the Trustee pursuant to which we deposited into a segregated account (the “Escrow Account”) with the Escrow Agent the net proceeds of the offering of the old notes (together with any other property from time to time held by the Escrow Agent, the “Escrowed Funds”). The Escrowed Funds were invested by the Escrow Agent at our instruction in Government Securities and certain other investments permitted by the Escrow Agreement as directed by us.

The Escrowed Funds will be held in the Escrow Account until the earliest of (i) the date on which the Issuer delivers to the Escrow Agent the Officer’s Certificate referred to in the next succeeding paragraph and the conditions set forth therein are satisfied and (ii) the Mandatory Redemption Date (as defined below).

Pursuant to the Escrow Agreement, the Escrowed Funds will be released to the Issuer (the “Release”) upon delivery to the Escrow Agent, on or prior to the Escrow End Date, of an Officer’s Certificate, certifying that the following conditions have been, or substantially concurrently with the Release will be, satisfied:

(a)	(1) all conditions precedent to the consummation of the Verizon Acquisition will have been satisfied or waived in accordance with the terms of the Verizon Purchase Agreement (other than those conditions that by their terms are to be satisfied substantially concurrently with the consummation of the Verizon Acquisition, but subject to the satisfaction or waiver of such conditions); and

(2) the Escrowed Funds will be used to consummate, or in connection with the financing of, the Verizon Acquisition and any related refinancing.

The Release shall occur promptly upon the satisfaction of the applicable conditions set forth above. Upon the occurrence of the Release, the Escrow Account shall be reduced to zero and the Escrowed Funds and interest thereon shall be paid out to the Issuer in accordance with the Escrow Agreement.

Mandatory Redemption

If (i) the Release has not occurred on or prior to the Escrow End Date or (ii) if the Issuer shall notify the Trustee in writing of the Issuer’s announcement that the Verizon Purchase Agreement has been terminated or that it will not pursue the consummation of the Verizon Acquisition, the Issuer will redeem all of the notes of each series, including the new notes, (the “Mandatory Redemption”) at the Mandatory Redemption Price. The “Mandatory Redemption Price” will be a price equal to 100% of the issue price of each such series of notes, plus accrued and unpaid interest on each such series of notes, if any, from the Issue Date to, but not including, the Mandatory Redemption Date (as defined below). Notice of the occurrence of a Mandatory Redemption will be delivered by the Issuer (a “Mandatory Redemption Notice”) promptly to the Trustee and the Escrow Agent. Concurrently with the delivery of the Mandatory Redemption Notice, the Issuer shall request the Trustee to, at the Issuer’s expense, deliver (in accordance with the procedures of The Depository Trust Company (“DTC”) or otherwise by first-class mail to each Holder’s registered address) a notice that a Mandatory Redemption is to occur. Within two business days (or such other minimum period as may be required by DTC) after the Issuer’s delivery of a Mandatory Redemption Notice, the Issuer will effect the Mandatory Redemption (the date of such redemption, the “Mandatory Redemption Date”).

If the Escrow Agent receives a Mandatory Redemption Notice, the Escrow Agent will liquidate all Escrowed Funds then held by it not later than the Mandatory Redemption Date. On the business day prior to the Mandatory Redemption Date, the Issuer will deposit, or direct the deposit of, any additional amounts necessary to fund the redemption of each series of notes at the Mandatory Redemption Price into the escrow account. On the Mandatory Redemption Date, the Escrow Agent shall pay to a Paying Agent for payment to each Holder of notes the Mandatory Redemption Price for such Holder’s notes. After the Escrow End Date, all interest earned on the Escrowed Funds and any other Escrowed Funds that are not required to be applied towards a Mandatory Redemption shall be paid to the Issuer upon the Issuer’s request.

The “Escrow End Date” shall be (x) August 6, 2016 or (y) such earlier date as the Issuer shall notify the Trustee in writing of the Issuer’s announcement that the Verizon Purchase Agreement has been terminated or that it will not pursue the consummation of the Verizon Acquisition.

No provisions of the Escrow Agreement (including, without limitation, those relating to the release of the Escrowed Funds) may be waived or modified in any manner materially adverse to the Holders of any series of notes without the written consent of the Holders of a majority in principal amount of the notes of such series outstanding.

The provisions relating to mandatory redemption described in this section may not be waived or modified for any series of notes without the written consent of Holders of at least 90% in principal amount of that series of notes outstanding.

Repurchase at the option of Holders

Repurchase of notes upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to the notes, each Holder of notes will have the right to require the Issuer to repurchase all or any part of that Holder’s notes pursuant to a Change of Control offer on the terms set forth in the applicable Indenture. In the Change of Control offer, the Issuer will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes to, but not including, the applicable date of repurchase. Within 30 days following any Change of Control Triggering Event, if the Issuer has not, prior to the Change of Control Triggering Event, sent a redemption notice for all the notes of the applicable series in connection with an optional redemption permitted by the applicable Indenture, the Issuer will mail a notice to each registered Holder of such series of notes briefly describing the transaction or transactions that constitute a Change of Control Triggering Event and offering to repurchase notes of such series on the date specified in such notice (the “Change of Control Payment Date”) pursuant to the procedures required by the applicable Indenture and described in such notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of a series of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the applicable Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the applicable Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control payment in respect of all notes or portions thereof properly tendered; and

(3)	deliver, or cause to be delivered, to the Trustee the notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Issuer.

The Paying Agent will promptly pay to each registered Holder of a series of notes so tendered and not withdrawn the Change of Control payment for such series of notes, and the Trustee will promptly authenticate, or cause to be transferred by book entry, to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

The Issuer will not be required to make a Change of Control offer upon a Change of Control Triggering Event if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in each Indenture applicable to a Change of Control offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control offer.

A Change of Control offer may be made in advance of a Change of Control Triggering Event, and conditional upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control offer. If a notice of Change of Control Triggering Event is delivered prior to the occurrence of a Change of Control Triggering Event, such notice shall state that the Change of Control offer is conditional on the occurrence of such Change of Control and Ratings Decline and describe each such condition, and, if applicable, state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed.

In the event that Holders of not less than 90% in aggregate principal amount of the outstanding notes of a series validly tender and do not withdraw such notes in a Change of Control offer and the Issuer, or any third party making a Change of Control offer in lieu of the Issuer as described above, purchases all of the notes of that series validly tendered and not withdrawn by such Holders, within 60 days of such purchase, the Issuer or such third party will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, to redeem all of the notes of that series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest on the notes of that series to, but excluding, the date of redemption.

There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control Triggering Event to consummate a Change of Control offer for all notes then outstanding at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the Change of Control Payment Date. See “Risk Factors—Risks Related to the Exchange Offer and Holding the New Notes—We may not have sufficient funds to repurchase the notes upon a Change of Control Triggering Event.”

The repurchase feature of the notes upon a Change of Control Triggering Event may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the applicable Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain covenants—Limitation on incurrence of indebtedness” and “—Certain covenants—Limitation on Liens.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes of a series then outstanding. Except for the limitations contained in such covenants, however, none of the Indentures contain any covenants or provisions that may afford Holders of any series of notes protection in the event of a highly leveraged transaction.

The Senior Credit Facilities contain, and existing and future indebtedness of the Issuer and its Subsidiaries may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control Triggering Event or require such indebtedness to be repaid or purchased upon a Change of Control Triggering Event. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The Senior Credit Facilities provide, and other future Indebtedness may provide, that a change of control (as defined in the applicable agreement) is an event of default under the agreement governing the applicable Indebtedness. Even if sufficient funds were otherwise available, the terms of certain of the Issuer’s Indebtedness and other future Indebtedness could prohibit the prepayment of notes of any series prior to their scheduled maturity. Consequently, if the Issuer is not able to prepay such Indebtedness or obtain a waiver from the relevant lenders, it will be unable to fulfill its repurchase obligations if Holders exercise their repurchase rights following a Change of Control Triggering Event. The failure to make or consummate the Change of Control offer or pay the repurchase price when due will give the Trustee and the Holders the rights described under “Events of Default and remedies.” In the event that the Issuer is required to repurchase outstanding notes of a series pursuant to a Change of Control offer, we expect to seek third party financing to the extent we lack available funds to meet our repurchase obligations. However, there can be no assurance that we would be able to obtain such financing. The existence of a Holder’s right to require the Issuer to repurchase such Holder’s notes upon the occurrence of a Change of Control Triggering Event may deter a third party from seeking to acquire the Issuer in a transaction that would constitute a Change of Control.

The provisions under each Indenture related to our obligation to make an offer to repurchase the notes of the applicable series as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes of such series then outstanding.

Asset Sales

(a) Each Indenture provides that, on or after the Escrow Release Date, the Issuer will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale, unless

(1)	the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

(2)	except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Replacement Assets or a combination of the foregoing.

Within 365 days after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale

(1)

to permanently reduce Obligations under Secured Indebtedness, Indebtedness of any Subsidiary and any other Pari Passu Indebtedness and to correspondingly reduce commitments with respect thereto, provided that if the Issuer shall so reduce Obligations under any other Pari Passu Indebtedness (other than Pari Passu Indebtedness that is Secured Indebtedness), it will equally and ratably reduce Obligations under the notes of the applicable series in accordance with the procedures set forth under “—Redemption; offers to repurchase; open market purchases—Optional redemption,” through privately negotiated transactions or open market purchases or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their notes of such series in each case at or above 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of notes of such series that would otherwise be prepaid, which offer shall constitute a reduction of the Obligations under the notes of the applicable series under this provision, whether or not accepted;

(2)	to (a) make an investment in any one or more businesses, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning or continuing to own an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) make capital expenditures or (c) acquire other assets (including assets that replace the business, properties and assets that were the subject of the Asset Sale), in each of (a), (b) and (c), engaged, used or useful in a Similar Business;

(3)	to retire notes pursuant to the procedures set forth under “—Redemption; offers to repurchase; open market purchases—Optional redemption”; or

(4)	any combination of the foregoing;

provided that, in the case of clause (2) above, a binding commitment entered into prior to the end of such 365 day reinvestment period shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Replacement Commitment”) within nine months of such cancellation or termination; provided, further, that if any Replacement Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale covered by this clause (a) that are not invested or applied as provided and within the 365 day reinvestment period will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million, the Issuer shall make an offer to all Holders, and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of notes of each series and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in each Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $100.0 million by mailing the notice required pursuant to the terms of each Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of notes of each series and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the applicable Indenture, subject to other covenants contained in such Indenture. If the aggregate principal amount of notes of each series or the Pari Passu Indebtedness surrendered by such Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes of each series and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the notes of each series or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds of Asset Sales, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by each Indenture.

(b) For purposes of clause (a) of this covenant only, the following shall be deemed to be Cash Equivalents: (i) any liabilities (as shown on the Issuer’s, or such Restricted Subsidiary’s, most recent balance sheet or in the footnotes thereto) of the Issuer or any Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the notes of the applicable series, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been unconditionally released by all creditors or their representatives in writing or that are discharged by the transferee or a third party in a transaction pursuant to which neither the Issuer nor any of its Restricted Subsidiaries has any liability following such Asset Sale, (ii) any notes or other obligations or securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale, (iii) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any guarantee of such Indebtedness in connection with such Asset Sale; and (iv) any Designated Noncash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iv) that is at that time in existence, not to exceed an amount equal to the greater of $900.0 million or 3.00% of Total Assets, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(c) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of an Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in such Indenture by virtue thereof.

The provisions under each Indenture related to our obligation to apply the Net Proceeds of any Asset Sale in accordance therewith may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes of the applicable series then outstanding.

Selection and notice

If less than all of a series of notes are to be redeemed, selection of such notes for redemption will be made by the Trustee:

(1)	if the notes are listed on any national securities exchange, in compliance with the requirements of such securities exchange; or

(2)	if the notes are not so listed, on a pro rata basis (subject to the procedures of the depositary) or, to the extent a pro rata basis is not permitted, in such manner as the Trustee shall deem to be fair and appropriate;

provided that no notes of $2,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 (or such shorter period as is specifically provided for solely in respect of a Mandatory Redemption) but not more than 60 days before the applicable purchase or redemption date to each Holder of notes of the applicable series to be purchased or redeemed at such Holder’s registered address, with a copy to the Trustee. If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

A new note in principal amount equal to the unpurchased or unredeemed portion of any note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest shall cease to accrue on notes of a series or portions thereof purchased or called for redemption. If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the note of a series is registered at the close of business on such interest record date.

Certain covenants

Set forth below are summaries of certain covenants contained in each Indenture.

Covenant Suspension

During the period in which (i) the notes of a series have an Investment Grade Rating from at least two Rating Agencies or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the Issue Date and (ii) no Default or Event of Default has occurred and is continuing under the applicable Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to the following provisions of the applicable Indenture relating to such series of notes:

(1)	“Limitation on Restricted Payments”;

(2)	“Limitation on incurrence of indebtedness”;

(3)	“Transactions with Affiliates”;

(4)	“Dividend and other payment restrictions affecting Restricted Subsidiaries”;

(5)	“Repurchase at the option of Holders—Asset Sales”; and

(6)	clause (3) of the first paragraph of “Merger, consolidation or sale of all or substantially all assets.”

(collectively, the “Suspended Covenants” and, the date of such suspension, the “Suspension Date”). Upon the occurrence of a Covenant Suspension Event under the applicable Indenture, the amount of Excess Proceeds from Net Proceeds under such Indenture shall be set at zero. In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or more of the Rating Agencies that had assigned an Investment Grade Rating withdraw their Investment Grade Rating or downgrade the rating assigned to the notes of a series below an Investment Grade Rating and as a result less than two Rating Agencies have assigned an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the applicable Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred under the applicable Indenture as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period). For purposes of determining compliance with the “—Limitation on Liens” covenant during the Suspension Period under the applicable Indenture, it shall be assumed that the provisions of “—Limitation on incurrence of indebtedness” covenant are applicable during such period as if the applicable Covenant Suspension Event had not occurred.

On the Reversion Date for the applicable Indenture, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to the first paragraph of “—Limitation on incurrence of indebtedness” below. To the extent such Indebtedness would not be so permitted to be incurred or issued pursuant to the first paragraph of “—Limitation on incurrence of indebtedness,” such Indebtedness will be deemed to have been outstanding on the Escrow Release Date, so that it is classified as permitted under clause (c) of the first paragraph of “—Limitation on incurrence of indebtedness”. Calculations made under the applicable Indenture after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on

Restricted Payments” had been in effect since the Escrow Release Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period under the applicable Indenture will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” Notwithstanding anything to the contrary, during a Suspension Period the Issuer may not designate any Subsidiary as an Unrestricted Subsidiary.

There can be no assurance that the notes of any series will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

On and after the Escrow Release Date, the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests in connection with any merger or consolidation, other than:

(A)	dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests, or

(B)	dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary of the Issuer other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary of the Issuer receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)	purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or any of its Restricted Subsidiaries, including in connection with any merger, amalgamation or consolidation;

(3)	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (i) Indebtedness of the type incurred pursuant to clause (g) of “Permitted Debt” or (ii) the purchase, redemption, repurchase or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, redemption, repurchase or acquisition; or

(4)	make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)	the Issuer can Incur at least $1.00 of additional Indebtedness pursuant to the provisions of the first paragraph of “—Limitation on incurrence of indebtedness”; and

(C)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Escrow Release Date (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the Applicable Amount.

The foregoing provisions will not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the applicable Indenture;

(2)	Restricted Payments made in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);

(3)	the redemption, repurchase, defeasance, exchange or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer which is incurred in compliance with “—Limitation on incurrence of indebtedness” so long as:

(A)	the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so redeemed, repurchased, acquired, defeased, exchanged or retired, plus the amount of all accrued interest and any reasonable fees, expenses and premium incurred or paid in connection with such redemption, repurchase, acquisition, defeasance, exchange or retirement and the incurrence of such new Indebtedness;

(B)	such new Indebtedness is subordinated to the notes of the applicable series at least to the same extent as such Subordinated Indebtedness so redeemed, repurchased, defeased, exchanged, acquired or retired; provided that this subclause (B) need not be satisfied if (i) such new Indebtedness can be incurred pursuant to the first paragraph of the covenant “—Limitation on incurrence of indebtedness” or (ii) the amount of such new Indebtedness shall not exceed the Applicable Amount (it being understood that if amounts available under the Applicable Amount are used to redeem, repurchase, defease, exchange, acquire or retire such Subordinated Indebtedness, then the Applicable Amount shall be reduced by such amounts);

(C)	such new Indebtedness has a Weighted Average Life to Maturity at the time incurred which is not less than the shorter of (i) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the maturity date of any notes then outstanding were instead due on such date one year following the maturity date of such notes; and

(D)	the obligor of such new Indebtedness does not include any Restricted Subsidiary that is not an obligor of the Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired;

(4)	a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Issuer or any of its Restricted Subsidiaries or direct or indirect parent companies held by any future, present or former employee, director or consultant of, or service provider to, the Issuer, any of its Restricted Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $75.0 million in the aggregate in any calendar year since the Escrow Release Date (with unused amounts for any year being carried over to the next succeeding year, but not to any subsequent year, with the permitted amount for each year being used prior to any amount carried over from the previous year); provided, further, that such amount may be increased by an amount not to exceed:

(a)	the cash proceeds from the sale of Equity Interests of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of, or service providers to, the Issuer, any of its Restricted Subsidiaries or any of its direct or indirect parent companies that occurs or occurred after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (B)(1) of the definition of the term “Applicable Amount”; plus

(b)	the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date; less

(c)	the amount of any Restricted Payments previously made since the Escrow Release Date pursuant to clauses (A) and (B) of this clause (4);

provided, further, that cancellation of Indebtedness owing to the Issuer or its Restricted Subsidiaries from members of management of the Issuer, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Issuer, its Restricted Subsidiaries or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of each Indenture;

(5)	the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or preferred stock of any of the Issuer’s Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on incurrence of indebtedness”;

(6)	repurchases of Equity Interests (i) deemed to occur upon exercise of stock options, warrants or similar instruments if such Equity Interests represent a portion of the exercise price or taxes payable in respect of such options, warrants or similar instruments or (ii) upon the vesting of restricted stock, restricted stock units, performance shares units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto;

(7)	the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Disqualified Stock pursuant to the provisions similar to those described under the captions “— Repurchase at the option of Holders—Repurchase of notes upon a Change of Control Triggering Event” and “—Repurchase at the option of Holders—Asset Sales”; provided that all notes tendered by Holders in connection with any associated Change of Control offer or Asset Sale Offer relating to such notes, as applicable, have been repurchased, redeemed or otherwise acquired for value;

(8)	the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay

(A)	franchise taxes and other fees, taxes and expenses required to maintain their corporate or other legal existence, and

(B)	customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Subsidiaries;

(9)	payments to holders of Equity Interests (or to the holders of Indebtedness that is convertible into or exchangeable for Equity Interests upon such conversion or exchange) in lieu of the issuance of fractional shares;

(10)	other Restricted Payments; provided that the amount of such Restricted Payment, when taken together with the amount of all other Restricted Payments made pursuant to this clause (10), does not exceed the greater of (x) $750.0 million and (y) 2.5% of Total Assets; and

(11)	any Restricted Payments made in connection with the closing of the Verizon Acquisition;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (10) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this “—Limitation on Restricted Payments” covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories described in clauses (1) through (11) above, including the first paragraph of this covenant or the definition of “Permitted Investment,” the Issuer will be permitted to classify such Restricted Payment and later reclassify all or a portion of such Restricted Payment in any manner that complies with this covenant. In addition, a Restricted Payment need not be permitted solely by reference to one provision permitting such Restricted Payment but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Restricted Payment.

Limitation on incurrence of indebtedness

On and after the Escrow Release Date, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) if as of the date any such Indebtedness is incurred, on a pro forma basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, the Issuer’s Total Leverage Ratio for the Test Period immediately preceding such date shall be less than or equal to 4.5 to 1.00. The foregoing limitations will not apply to the following (“Permitted Debt”):

(a)	the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), (x) up to an aggregate principal amount of $3,500.0 million and (y) without duplication, Indebtedness incurred to extend, renew, refund, refinance or replace any Indebtedness incurred pursuant to clause (a)(x) (including additional Indebtedness incurred to pay premiums, expenses and fees in connection therewith);

(b)	the incurrence by the Issuer of Indebtedness represented by the old notes (other than any Additional Notes), any new notes issued in exchange therefor in accordance with the Registration Rights Agreement and any Indebtedness to the extent that the net proceeds from the old notes are promptly deposited to defease or discharge all of the notes in full;

(c)	Existing Indebtedness (other than Indebtedness described in clauses (a) and (b) above);

(d)	Indebtedness (including Capital Lease Obligations, Indebtedness related to Sale and Lease-Back Transactions, mortgage financings or purchase money obligations) incurred by the Issuer or any of its Restricted Subsidiaries, or preferred stock of any Restricted Subsidiary issued, to finance the purchase, lease, construction or improvement (including, without limitation, the cost of design, development, construction, acquisition, transportation, installation, improvement and migration) of property (real or personal) or equipment that is used or useful in the business of the Issuer or any of its Restricted Subsidiaries, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness and preferred stock then outstanding and incurred pursuant to this clause (d) and including all Refinancing Indebtedness incurred to extend, renew, refund, refinance or replace any other Indebtedness and preferred stock incurred pursuant to this clause (d), does not exceed the greater of (x) $250.0 million and (y) 1.0% of Total Assets;

(e)	Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, death, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(f)

Indebtedness of the Issuer and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring or disposing of all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness incurred or assumed in connection with any disposition shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(g)	Indebtedness of the Issuer to any Restricted Subsidiary of the Issuer; provided that any such Indebtedness is subordinated in right of payment to the notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Issuer or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary of the Issuer) shall be deemed in each case to be an incurrence of such Indebtedness;

(h)	Indebtedness or preferred stock of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note;

(i)	Indebtedness of the Issuer; provided, however, that the aggregate principal amount of Indebtedness or liquidation preference of preferred stock incurred under this clause (i), when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (i) and any Refinancing Indebtedness incurred to extend, renew, refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed the greater of $1,000.0 million and 5.0% of Total Assets;

(j)	(x) Swap Obligations of the Issuer entered into for bona fide (non-speculative) business purposes and (y) Indebtedness of the Issuer in respect of Interest Rate Agreements, Commodity Agreements and Currency Agreements;

(k)	obligations in respect of performance, bid, appeal and surety bonds, completion guarantees and similar obligations provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees or obligations of the Issuer or any of its Restricted Subsidiaries and letters of credit supporting any of the foregoing (in each case other than for an obligation for money borrowed);

(l)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or preferred stock which serves to extend, renew, replace, refund or refinance any Indebtedness or preferred stock incurred as permitted under the first paragraph of this covenant and clauses (b) and (c) above, this clause (l), and clause (m) below or any Indebtedness or preferred stock issued to so extend, renew, replace, refund or refinance such Indebtedness or preferred stock including additional Indebtedness or preferred stock incurred to pay premiums, expenses and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness

(1)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being extended, renewed, replaced, refunded or refinanced,

(2)	to the extent such Refinancing Indebtedness extends, renews, replaces, refunds or refinances Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the notes at least to the same extent as the Indebtedness being extended, renewed, replaced, refinanced or refunded; provided that this subclause (2) need not be satisfied if the amount of such Refinancing Indebtedness shall not exceed the Applicable Amount (it being understood that if amounts available under the Applicable Amount are used to refinance such Subordinated Indebtedness, then the Applicable Amount shall be reduced by such amount; and

(3)	shall not include Indebtedness of a Restricted Subsidiary of the Issuer that refinances Indebtedness of the Issuer;

(m)

(x) Indebtedness or preferred stock of Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged into or amalgamated with a Restricted Subsidiary of the Issuer in accordance with the terms of each Indenture (as applicable); provided that in the case of this clause (x) immediately and after giving effect to such acquisition, amalgamation or merger either (1) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio set forth in the first paragraph of this covenant or (2) the Issuer’s Total Leverage Ratio is less than or equal to the amount thereof immediately prior to such acquisition, amalgamation or merger; or

(y) Indebtedness or preferred stock of the Issuer incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition of Persons that are acquired by the Issuer or any Restricted Subsidiary of the Issuer or merged into or amalgamated with a Restricted Subsidiary of the Issuer in accordance with the terms of each Indenture, provided that in the case of this clause (y) immediately after giving effect to such acquisition, amalgamation or merger either (1) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio set forth in the first paragraph of this covenant or (2) the Issuer’s Total Leverage Ratio is less than or equal to the amount thereof immediately prior to such acquisition, amalgamation or merger; or

(z) Indebtedness of Persons acquired by the Issuer, directly or indirectly, pursuant to the Verizon Purchase Agreement in existence on both the Issue Date and the Escrow Release Date, plus interest accruing thereon;

(n)	Indebtedness (i) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence, (ii) in respect of netting, overdraft protection and other arrangements arising under standard business terms of any bank which the Issuer or any of its Restricted Subsidiaries maintains an overdraft, cash pooling or other similar facility or arrangements or (iii) arising in connection with the endorsement of instruments for deposit in the ordinary course of business;

(o)	Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(p)	(1) any guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness or other obligations of any of the Issuer’s Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of each Indenture, or

(2) Indebtedness of any Restricted Subsidiary of the Issuer in an aggregate principal amount such that, on a pro forma basis after giving effect to the incurrence and application of proceeds of such Indebtedness, the Issuer’s Secured Leverage Ratio for the Test Period immediately preceding the date of incurrence of such Indebtedness shall be less than or equal to 1.25 to 1.00, together with any Refinancing Indebtedness incurred to extend, renew, replace, refund or refinance any Indebtedness incurred pursuant to this clause (p)(2);

(q)	Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums and (ii) take-or-pay or similar obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; and

(r)	Indebtedness of the Issuer or any of its Restricted Subsidiaries attributable to any Sale and Lease-Back Transaction or similar transaction entered into by the Issuer or any of its Restricted Subsidiaries in connection with a Plan Contribution.

For purposes of determining compliance with this covenant:

(a)	in the event that an item of Indebtedness or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness or preferred stock described in clauses (a) through (r) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness or preferred stock in one of the above clauses; provided, that all Indebtedness outstanding under the Senior Credit Facilities on the Escrow Release Date will be treated as incurred on such date under clause (a) of the preceding paragraph and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness outstanding on the Escrow Release Date;

(b)	at the time of incurrence or thereafter, the Issuer will be entitled to divide and classify or reclassify an item of Indebtedness or preferred stock in more than one of the types of Indebtedness or preferred stock described above; and

(c)	the Issuer or the applicable Restricted Subsidiary may, but shall not be required to, elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness (including with respect to any revolving loan commitment) as being incurred at the time of such commitment and thereafter outstanding so long as such commitment remains outstanding, regardless of whether fully drawn, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed to be an incurrence at such subsequent time.

Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock and the reclassification of preferred stock as Indebtedness due to a change in accounting principles or the application thereof will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Limitation on Liens

On and after the Escrow Release Date, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, allow any Lien on any of the Issuer’s or its Restricted Subsidiaries’ property or assets (which includes capital stock) securing Indebtedness, unless the Lien secures the notes equally and ratably with, or prior to, any such Indebtedness secured by such Lien, for so long as such other Indebtedness is so secured, subject to certain exceptions described below. Each Indenture provides for an exception from this limitation for (i) Secured Indebtedness which the Issuer or its Restricted Subsidiaries may issue, assume, guarantee or permit to exist in an aggregate principal amount such that, on a pro forma basis after giving effect to the issuance and application of proceeds of such Secured Indebtedness, the Issuer’s Secured Leverage Ratio for the Test Period immediately preceding such date shall be less than or equal to 1.25 to 1.00 and (ii) Permitted Liens (without duplication). Any Lien created for the benefit of Holders pursuant to this covenant shall be automatically released without any further action by the Holders upon release of the Lien on such other Indebtedness.

Merger, consolidation or sale of all or substantially all assets

On and after the Escrow Release Date, the Issuer may not consolidate or merge with or into, or sell, lease or convey all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in any one transaction or series of transactions to any other Person, unless:

(1)	the resulting, surviving or transferee Person (the “successor”) is either the Issuer or is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Issuer’s obligations under the applicable Indenture and the notes of the applicable series;

(2)	immediately after giving effect to the transaction no Event of Default or event which with notice or lapse of time would be an Event of Default has occurred and is continuing; and

(3)	immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable Test Period, (A) the successor would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on incurrence of indebtedness” or (B) the Total Leverage Ratio for the successor and its Restricted Subsidiaries would be less than or equal to the Total Leverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction.

The successor will be substituted for the Issuer in the applicable Indenture and the Registration Rights Agreement with the same effect as if it had been an original party thereto. Thereafter, the successor may exercise the rights and powers of the Issuer under such Indenture.

Notwithstanding the foregoing, the Issuer may merge or amalgamate with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in another jurisdiction of the United States, any state thereof or the District of Columbia or converting the Issuer into a limited liability company organized under the United States of America, any state thereof or the District of Columbia (provided that the Issuer shall have a co-issuer that is a corporation organized or existing under the laws of the United States of America, any state thereof or the District of Columbia).

Transactions with Affiliates

On and after the Escrow Release Date, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) in any one or series of related transactions involving aggregate payments or consideration in excess of $100.0 million, unless:

(a)	such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person as determined by the Issuer in good faith (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Issuer or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Issuer has determined in good faith to be fair to the Issuer or the relevant Restricted Subsidiary), and

(b)	the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $250.0 million, a resolution adopted by the majority of the Board of Directors of the Issuer (and a majority of the Independent Directors) approving such Affiliate Transaction and an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1)	transactions between or among the Issuer and/or any of its Restricted Subsidiaries;

(2)	(x) Restricted Payments permitted by the provisions of each Indenture described above under the covenant “—Limitation on Restricted Payments” and (y) Permitted Investments;

(3)	(i) fees paid to, and indemnities provided on behalf of, and employment and severance agreements entered into with, current or former officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries in the ordinary course of business and (ii) any employee benefits plans or similar plans entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(4)	transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from a Nationally Recognized Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(5)	the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any agreement to which it is a party as of the Escrow Release Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Escrow Release Date shall only be permitted by this clause (5) to the extent that the terms of any such agreement, together with all amendments thereto, taken as a whole, or new agreement are not more disadvantageous as determined by the Issuer to the Holders or the Issuer and its Restricted Subsidiaries in any material respect than the agreement in effect as of the Escrow Release Date;

(6)	any agreement that grants registration and other customary rights in connection therewith or otherwise to the direct or indirect security holders of the Issuer or any Restricted Subsidiary of the Issuer (and the performance of such agreements);

(7)	any transaction with an entity which would constitute an Affiliate Transaction solely because the Issuer or any of its Restricted Subsidiaries owns an equity interest in or otherwise controls such entity; provided that no Affiliate of the Issuer or any of its Restricted Subsidiaries other than the Issuer or a Restricted Subsidiary of the Issuer shall have a beneficial interest in such joint venture or similar entity;

(8)	the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(9)	payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any Restricted Subsidiary of the Issuer which are approved by a majority of the Board of Directors of the Issuer in good faith;

(10)	transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, consolidation or sale of all or substantially all assets”;

(11)	any contribution of capital to the Issuer;

(12)	transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of each Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors of the Issuer or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(13)	any Plan Contribution; and

(14)	transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Issuer or any of its Restricted Subsidiaries, where such Affiliates are generally treated no more favorably than non-Affiliates in such transactions.

Dividend and other payment restrictions affecting Restricted Subsidiaries

On and after the Escrow Release Date, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (1) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; or (2) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Escrow Release Date, including pursuant to the Senior Credit Facilities and Existing Indebtedness and related documentation as in effect on the Escrow Release Date;

(2)	each Indenture and the notes;

(3)	purchase money obligations and Capital Lease Obligations for property that impose restrictions of the nature discussed in clause (c) above on that property;

(4)	applicable law or any applicable rule, regulation or order, approval, license or similar restriction, including Governmental Authorizations;

(5)	any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary of the Issuer in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)	contracts for the sale of assets, including customary restrictions with respect to a Restricted Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

(7)	Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on incurrence of indebtedness” and “—Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)	restrictions on cash or other deposits or net worth imposed by customers, suppliers, landlords or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business;

(9)	customary provisions in joint venture agreements and other similar agreements;

(10)	customary provisions contained in leases, licenses and other agreements entered into in the ordinary course of business;

(11)	restrictions in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(12)	other Indebtedness or preferred stock of the Issuer or any of its Restricted Subsidiaries that is incurred pursuant to the covenant “Limitation on incurrence of indebtedness”; provided that such encumbrances or restrictions (i) are no less favorable to the Issuer or such Restricted Subsidiary, taken as a whole, than those included in the Senior Credit Facilities as in effect as of the Escrow Release Date (as determined by the Board of Directors of the Issuer in good faith) or (ii) will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the notes (as determined by the Board of Directors of the Issuer in good faith); and

(13)	any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (i) are, in the good faith judgment of the Issuer’s Board of Directors, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, taken as a whole, or (ii) will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the notes (as determined by the Board of Directors of the Issuer in good faith).

SEC reports and reports to Holders

Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the notes are outstanding, the Issuer must provide the Trustee and Holders within fifteen (15) Business Days after filing, or in the event no such filing is required, within fifteen (15) Business Days after the end of the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Issuer’s certified independent accountants, and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports;

provided that, the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system (or successor thereto) or on the Issuer’s website within the applicable time period.

In addition, whether or not required by the SEC, the Issuer will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (l) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. In addition, the Issuer will make the information and reports available to securities analysts and prospective investors upon request. To the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any notes are outstanding, it will furnish to Holders, securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any provision of this reporting covenant for purposes of clause (3) set forth below under “—Events of Default and remedies” as a result of the late filing or provision of any required information or report until 90 days after the date any such information or report was due.

Designation of Restricted and Unrestricted Subsidiaries

All of the Issuer’s Subsidiaries will be “Restricted Subsidiaries” on the date hereof. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the indenture.

Following the Escrow Release Date, the Issuer’s Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary will be deemed to be a designation of each of such entity’s Subsidiaries as Unrestricted Subsidiaries. Following the Escrow Release Date, if a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of such designation and may reduce the amount available for Restricted Payments under the covenant described above under the caption “—Limitation on Restricted Payments” or under one or more of the clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Limitation on Restricted Payments.”

If, at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary under the Indenture, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Limitation on incurrence of indebtedness,” the Issuer will be in default of such covenant.

Following the Escrow Release Date, the Issuer’s Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1)	the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio set forth in the first paragraph under “—Certain covenants—Limitation on incurrence of indebtedness;” or

(2)	the Issuer’s Total Leverage Ratio is less than or equal to the amount thereof immediately prior to such designation, on a pro forma basis taking into account such designation;

provided, further, that such redesignation will be deemed to be an incurrence of Indebtedness and, if applicable, an incurrence of related Liens by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness and, if applicable, related Liens of such Unrestricted Subsidiary and such redesignation will only be permitted if (1) such Indebtedness and, if applicable, related Liens are permitted under the covenant described above under the caption “—Limitation on incurrence of indebtedness” and, if applicable, “—Limitation on Liens,” calculated, if applicable, on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

Events of Default and remedies

The term “Event of Default” with respect to each series of notes means any of the following:

(1)	failure to pay interest for 60 days after the date payment is due and payable;

(2)	failure to pay principal or premium, if any, on any note when due, at maturity, upon any redemption, by declaration or otherwise;

(3)	failure to perform other covenants for 90 days after due notice by the Trustee that performance was required;

(4)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of a series of notes, if

(A) such default either

(i)	results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or

(ii)	relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity;

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $500.0 million or more at any one time outstanding; and

(C) in the case of the occurrence of a default described in (A)(ii) above, such default results in (x) the acceleration of such Indebtedness prior to the final maturity thereof or (y) the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness;

(5)	failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $500.0 million or its foreign currency equivalent (net of any amounts which are covered by insurance policies from creditworthy insurers), which final judgments remain undischarged, unwaived and unstayed for a period of more than 60 days after such judgment becomes final; or

(6)	events in bankruptcy, insolvency or reorganization with respect to the Issuer or any Significant Subsidiary.

If an Event of Default relating to the payment of interest or principal involving a series of notes has occurred and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the notes of that series may declare the entire principal amount of the notes of that series to be due and payable immediately.

If an Event of Default relating to the failure to perform other covenants occurs and is continuing for a period of 60 days after the date on which such failure becomes an Event of Default, then the Trustee or the Holders of not less than 25% in aggregate principal amount of a series of notes may declare the entire principal amount of the notes of that series to be due and payable immediately. The Holders of not less than a majority in aggregate principal amount of notes of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving such series of notes.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of our company occurs and is continuing, then the principal amount of all of the notes outstanding and any accrued interest on such notes will automatically become due and payable immediately, without any declaration or other act by the Trustee or any Holder.

In the event of a declaration of acceleration of the notes because an Event of Default described in clause (4) above has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the default triggering such Event of Default pursuant to such clause (4) shall be remedied or cured, or waived by the holders of the Indebtedness with respect to which such default has occurred within 30 days after the declaration of acceleration of the notes.

Each Indenture imposes limitations on suits brought by holders of notes against us. Except for actions for payment of overdue principal or interest, no Holder of notes may institute any action against us under the applicable Indenture unless:

•	the Holder has previously given to the Trustee written notice of an Event of Default and of the continuance thereof;

•	the Holders of at least 25% in aggregate principal amount of the notes of that series then outstanding have requested that the Trustee institute the action;

•	the requesting Holders have offered the Trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the Trustee has not instituted the action within 60 days of the request; and

•	the Trustee has not received inconsistent direction by the Holders of a majority in aggregate principal amount of the notes of that series then outstanding.

The Issuer is required, promptly upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any of its parent companies shall have any liability for any obligations of the Issuer under any series of notes or any Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation to the extent permitted by applicable law. Each Holder by accepting a note of any series waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes of such series.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at anytime, elect to have all of its obligations discharged with respect to the notes of a series issued under the applicable Indenture (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1)	the rights of Holders of a series of notes issued under the applicable Indenture to receive payments in respect of the principal of, premium, if any, and interest on such series of notes when such payments are due solely out of the trust created pursuant to the applicable Indenture,

(2)	the Issuer’s obligations with respect to a series of notes issued under the applicable Indenture concerning mutilated, destroyed, lost or stolen notes of such series and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith, and

(4)	the Legal Defeasance provisions of the applicable Indenture.

In addition, the Issuer may, at its option and at anytime, elect to have its obligations released with respect to certain covenants that are described in each Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the series of notes issued under the applicable Indenture. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “—Events of Default and remedies” will no longer constitute an Event of Default with respect to the notes of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes of a series issued under the applicable Indenture:

(1)	the Issuer must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay, without reinvestment, the principal of, premium, if any, and interest due on the notes of that series issued under the applicable Indenture on the stated maturity date or on the redemption date, as the case may be;

(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that,

(A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable Indenture) to which the Issuer is a party or by which the Issuer is bound;

(6)	the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over its other creditors, or with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and discharge

Each Indenture will be discharged and will cease to be of further effect as to all notes of a series issued thereunder, when either:

(a)	all such notes of that series theretofore authenticated and delivered, except lost, stolen or destroyed notes of that series which have been replaced or paid and notes of that series for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b)	(I) (1) all notes of such series that have not been previously delivered to the Trustee for cancellation, have become due and payable by their terms, will become due and payable at their stated maturity within one year, have been called for redemption, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes of such series not previously delivered to the Trustee for cancellation or redemption for principal, premium, if any, and interest on the notes of such series to the date of deposit, in the case of notes that have become due and payable, or to the stated maturity or redemption date, as the case may be; (2) the Issuer has paid all other sums payable by the Issuer with respect to the notes of such series under the applicable Indenture and the notes; and (3) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes of such series at their stated maturity or on the redemption date, as the case may be; and

(II) no Default or Event of Default shall have occurred and be continuing with respect to such series of notes on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

Paying Agent and Registrar for the notes

The Issuer shall maintain an office or agency where notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where notes may be presented for payment (“Paying Agent”). The Issuer has appointed the Trustee to act as Registrar and Paying Agent, until such time as the Trustee has resigned or a successor has been appointed, each in accordance with each Indenture.

Transfer and exchange

A Holder may transfer or exchange notes of a series in accordance with the applicable Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the applicable Indenture. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note of such series for a period of 15 days before a selection of notes of such series to be redeemed.

The registered Holder of a note will be treated as the owner of the note for all purposes.

Amendment, supplement and waiver

Except as provided in the next two succeeding paragraphs, the applicable Indenture, the series of notes issued thereunder and the Escrow Agreement (as to such series of notes) may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the series of notes then outstanding and issued under the applicable Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes of such series, and any existing Default or Event of Default or compliance with any provision of the applicable Indenture, the series of notes issued thereunder or the Escrow Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes of such series issued under such Indenture, other than notes of such series beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for notes of such series).

Each Indenture provides that, without the consent of each Holder of notes of the series issued thereunder affected thereby, an amendment or waiver may not, with respect to any notes of such series issued under the applicable Indenture and held by a non-consenting Holder:

(1)	reduce the principal amount of notes of that series whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note of that series or alter or waive the provisions with respect to the redemption of the notes of that series (other than provisions relating to the covenants described above under the caption “—Repurchase at the option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any note of that series;

(4)	waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes of that series issued under the applicable Indenture, except a rescission of acceleration of the notes of that series by the Holders of at least a majority in aggregate principal amount of the notes of that series and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the applicable Indenture which cannot be amended or modified without the consent of all Holders;

(5)	make any note of that series payable in money other than that stated in the notes of that series;

(6)	make any change in the provisions of the applicable Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the notes of that series;

(7)	make any change in these amendment and waiver provisions under the applicable Indenture;

(8)	modify or change any provision of the applicable Indenture or the related definitions to affect the ranking of the notes of that series in a manner that adversely affects the Holders; or

(9)	impair the right of any Holder to receive payment of principal of, or interest on such Holder’s notes of that series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes of that series;

In addition, without the consent of the Holders of at least a majority of the notes of the affected series then outstanding, no amendment, supplement or waiver may amend or waive any condition to the Release under the Escrow Agreement.

Notwithstanding the foregoing, without the consent of any Holder, the Issuer and the Trustee may amend or supplement each Indenture, the notes of a series or the Escrow Agreement:

(1)	to cure any ambiguity, mistake, defect or inconsistency;

(2)	to provide for uncertificated notes of that series in addition to or in place of certificated notes of that series or to provide for or confirm the issuance of Additional Notes otherwise permitted under the applicable Indenture;

(3)	to comply with the covenant relating to mergers, amalgamations, consolidations and sales of assets;

(4)	to provide the assumption of the Issuer’s obligations to Holders;

(5)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the applicable Indenture of any such Holder;

(6)	to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

(7)	to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable Indenture under the Trust Indenture Act;

(8)	to evidence and provide for the acceptance and appointment under the applicable Indenture of a successor Trustee pursuant to the requirements thereof;

(9)	to add guarantees of each series of notes under each Indenture;

(10)	to conform the text of the applicable Indenture, the notes of that series or the Escrow Agreement to any provision of this “Description of the New Notes” to the extent that such provision in this “Description of the New Notes” was intended to be a verbatim recitation of a provision of the applicable Indenture, the notes of that series or the Escrow Agreement; or

(11)	making any amendment to the provisions of the applicable Indenture relating to the transfer and legending of notes of that series; provided, however, that (i) compliance with such Indenture as so amended would not result in notes of that series being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes of that series.

The consent of the Holders is not necessary under each Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

Each Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

Each Indenture provides that the Holders of a majority in principal amount of the outstanding notes of the applicable series issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. Each Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under any Indenture at the request of any Holder of the notes of a series, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing law

Each Indenture, the notes of each series and the Escrow Agreement are governed by and construed in accordance with the laws of the State of New York.

Certain definitions

Set forth below are certain defined terms used in each Indenture. For purposes of each Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Subsidiaries.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Adjusted Treasury Rate” means, with respect to any redemption date:

(1)	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2)	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Amount” means the sum of (A)(x) cumulative Consolidated EBITDA from and after October 1, 2015 to the most recently ended fiscal quarter for which internal financial statements are available preceding the date of the proposed action (for the avoidance of doubt, such cumulative Consolidated EBITDA shall include the Consolidated EBITDA for any such quarters, whether negative or positive) minus (y) 1.4 times Cumulative Interest Expense plus (without duplication) (B):

(1)

100% of the aggregate net cash proceeds, and the Fair Market Value of marketable securities or other property or assets other than cash, received by the Issuer from the issue or sale (other than to a Subsidiary) of any class of Equity Interests in the Issuer after the Issue Date, other than (A) Disqualified Stock, (B) Equity Interests to the extent the net cash proceeds therefrom are applied as provided for in clause (4) of the second paragraph under “—Certain covenants—Limitation on Restricted Payments” and (C) Refunding Capital Stock to the extent the net cash proceeds therefrom are applied as provided for in clause (2) of the second paragraph under “—Certain covenants—Limitation on Restricted Payments”; plus

(2)	100% of any cash and the Fair Market Value of marketable securities or other property or assets other than cash received by the Issuer as a capital contribution from its shareholders subsequent to the Issue Date; plus

(3)	100% of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of the Issuer or any Restricted Subsidiary of the Issuer issued after the Issue Date (other than any such Indebtedness or Disqualified Stock to the extent issued to a Subsidiary of the Issuer), which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock); plus

(4)	to the extent not already included in Consolidated EBITDA, 100% of the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries since the Issue Date from Investments, whether through interest payments, principal payments, returns, profits, distributions, income and similar amounts, dividends or other distributions and payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) thereof made by the Issuer and its Restricted Subsidiaries; plus

(5)	to the extent that any Unrestricted Subsidiary of the Issuer is redesignated as a Restricted Subsidiary after the Escrow Release Date, the lesser of (i) the Fair Market Value of the Issuer’s Investment in such Subsidiary as of the date of such redesignation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

less the amount of any Applicable Amount previously applied pursuant to clause (3)(B)(ii) of the second paragraph of the covenant “Limitation on Restricted Payments” and clause (l) of the definition of “Permitted Debt.”

“Asset Sale” means

(1)	the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2)	the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock issued pursuant to the covenant described under “—Limitation on incurrence of indebtedness”), whether in a single transaction or a series of related transactions, in each case, other than:

(a)	a disposition of cash or Cash Equivalents, obsolete, uneconomical, surplus or worn out property or equipment, inventory or other assets;

(b)	the disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries in a manner permitted pursuant to the provisions described above under “—Certain covenants—Merger, consolidation or sale of all or substantially all assets” or any disposition that constitutes a Change of Control pursuant to the applicable Indenture;

(c)	the making of any Restricted Payment or Permitted Investment that is permitted to be made under the covenant described above under “—Certain covenants—Limitation on Restricted Payments”;

(d)	any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value for any such transaction or series of related transactions not exceeding the greater of (x) $100.0 million and (y) 0.30% of Total Assets;

(e)	any disposition of property or assets between or among the Issuer and its Restricted Subsidiaries and any issuance of Equity Interests by a Restricted Subsidiary to the Issuer or another Restricted Subsidiary of the Issuer;

(f)	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)	the lease, assignment or sub-lease of any real or personal property in the ordinary course of business and the license or sublicense of intellectual property or other general intangibles and licenses in the ordinary course of business;

(h)	foreclosures on, or expropriations or condemnation of, assets and the settlement, release, waiver or surrender of contract, tort and other claims;

(i)	any financing transaction with respect to property built, repaired, improved or acquired by the Issuer or any Subsidiary after the Escrow Release Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by the applicable Indenture;

(j)	dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k)	the granting of a Lien permitted under the “—Limitation on Liens” covenant;

(l)	contractual arrangements under long-term contracts with customers entered into by the Issuer and its Restricted Subsidiaries which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement;

(m)	any Plan Contribution; and

(n)	additional dispositions of assets (taken together with all such dispositions made pursuant to this clause (n)) since the Escrow Release Date with an aggregate Fair Market Value not exceeding the greater of (x) $250.0 million and (y) 1.0% of Total Assets.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definitions of “Change of Control” and “Continuing Directors,” any duly authorized committee of such body.

“Board Resolution” means one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of Indebtedness will be the capitalized amount of the obligations determined in accordance with GAAP consistently applied.

“Capital Stock” means

(1)	in the case of a corporation, corporate stock,

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means

(1)	securities or obligations issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(2)	securities or obligations issued by any state of the United States of America, or any political subdivision of any such state, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(3)	commercial paper issued by any lender under the Senior Credit Facilities or any bank holding company owning any lender under the Senior Credit Facilities;

(4)	commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(5)	domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any lender under the Senior Credit Facilities or any other bank having combined capital and surplus of not less than $250.0 million in the case of domestic banks and $100.0 million in the case of foreign banks;

(6)	auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognized rating service);

(7)	repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (1), (2) and (5) above entered into with any bank meeting the qualifications specified in clause (5) above or securities dealers of recognized national standing;

(8)	repurchase obligations with respect to any security that is a direct obligation or fully guaranteed as to both credit and timeliness by the Government of the United States or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the Government of the United States;

(9)	marketable short-term money market and similar funds (x) either having assets in excess of $250.0 million or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in the United States);

(10)	shares of investment companies that are registered under the Investment Company Act of 1940 and 95% the investments of which are one or more of the types of securities described in clauses (1) through (9) above;

(11)	any other investments used by the Issuer and its Subsidiaries as temporary investments permitted by the Trustee in writing in its sole discretion; and

(12)	in the case of investments by the Issuer or any Subsidiary organized or located in a jurisdiction other than the United States (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States of America, other customarily utilized high-quality investments in the country where such Subsidiary is organized or located or in which such Investment is made, all as reasonably determined in good faith by the Issuer.

“Change of Control” means the occurrence of any of the following:

(1)	the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(2)	any “person,” as such term is used in Section 13(d)(3) of the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Issuer; provided that a transaction in which the Issuer becomes a Subsidiary of another Person shall not constitute a Change of Control if (a) the stockholders of the Issuer immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Stock of such other Person of whom the Issuer is then a Subsidiary and (b) immediately following such transaction no person (as defined above) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Issuer; or

(3)	the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Consolidated EBITDA” means, with respect to the Issuer and its Restricted Subsidiaries on a consolidated basis, for any period, the sum of (i) operating income for such period, plus (ii) to the extent resulting in reductions in such operating income for such period, (a) depreciation and amortization expense for such period and (b) the amount of non-cash charges for such period, plus (iii) charges for severance, restructuring and acquisition (including acquisition integration) costs, plus (iv) cost savings, operating expense reductions, other operating improvements and initiatives and synergies related to any Material Transaction that are (a) permitted under Regulation S-X of the SEC or (b) projected by a financial Officer in good faith to be reasonably anticipated to be realizable within eighteen (18) months of the date of such Material Transaction (which will be added to Consolidated EBITDA as so projected until fully realized, and calculated on a pro forma basis, as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that with respect to this clause (iv)(b) such cost savings, operating expense reductions, other operating improvements and initiatives or synergies are reasonably identifiable and factually supportable (in the good faith determination of a financial Officer of the Issuer); provided, further, that, the aggregate amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies related to any Material Transaction added back pursuant to this clause (iv)(b) or the definition of Pro Forma Basis (that are not permitted under Regulation S-X of the SEC) in any period of four consecutive fiscal quarters shall not exceed 15% of Consolidated EBITDA with respect to add-backs in connection with Material Transactions other than the Verizon Acquisition and shall not exceed 20% of Consolidated EBITDA with respect to add-backs in connection with the Verizon Acquisition provided, for the avoidance of doubt, the aggregate amount of all such add-backs in any period of four consecutive fiscal quarters shall not exceed 20% of Consolidated EBITDA, in each case for this clause (iv)(b) calculated prior to giving effect to such add-backs added back pursuant to this clause (iv)(b) for such period, minus (v) to the extent resulting in increases in such operating income for such period, the non-cash gains for such period, all determined on a consolidated basis in accordance with GAAP. For any period of calculation, “Consolidated EBITDA” shall be calculated on a Pro Forma Basis to give effect to any Material Transaction; provided, however, that solely for purposes of the calculation of the “Applicable Amount,” historical results of the entity, divisions or lines or assets so acquired will not be included for periods prior to the date such Material Transaction has been consummated.

“Consolidated Interest Expense” means, for any period, the cash interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP), net of cash interest income, of the Issuer and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and all income or costs under Swap Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements unrelated to interest expense) and any cash dividends paid on any Disqualified Stock, but excluding any Additional Interest, amortization of deferred financing costs and any other amounts of noncash interest, all as calculated on a consolidated basis in accordance with GAAP and excluding, for avoidance of any doubt, any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof; provided that, for purposes of the “—Merger, consolidation or sale of all or substantially all assets” covenant, there shall be included in determining Consolidated Interest Expense for any period the cash interest expense (or income) of any acquired Person or business acquired during such period, based on the cash interest expense (or income) of such acquired Person or business for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or repaid on the first day of such period. Notwithstanding the foregoing, if any lease or other liability is reclassified as Indebtedness or as a Capital Lease Obligation due to a change in accounting principles or the application thereof after the Issue Date, the interest component of all payments associated with such lease or other liability shall be excluded from Consolidated Interest Expense to the extent excluded prior to such change. Consolidated Interest Expense shall exclude all interest accrued on each series of notes (whether or not paid) during the period from the Issue Date to, and including, the Escrow Release Date.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding as of such date, in the amount and only to the extent that such Indebtedness would be reflected on a balance sheet prepared as of such date, on a consolidated basis in accordance with GAAP minus the amount of the cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries in excess of $50,000,000 that would be reflected on such balance sheet.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or commercial paper facilities, credit agreements, indentures or other agreements, in each case with banks or other institutional lenders, investors, purchasers, trustees or agents providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables), letters of credit or other extensions of credit or other Indebtedness, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, waivers, supplements, modifications, extensions, renewals, restatements or refundings thereof and any agreement or instrument (and related documents) governing Indebtedness incurred to replace, refund, refinance or otherwise restructure all or any part of the loans, notes, other credit facilities, borrowings or commitments outstanding or permitted to be outstanding thereunder or any successor or replacement loans, notes, other credit facilities, borrowings or commitments outstanding or permitted to be outstanding thereunder, including any such replacement, refunding, refinancing or other restructuring facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof, in each case whether by the same or any other bank, institutional lender, investor, purchaser, trustee or agent or group thereof.

“Cumulative Interest Expense” means, in respect of any Restricted Payment, the sum of the aggregate amount of Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries for the period from and after October 1, 2015, to the most recently ended fiscal quarter for which internal financial statements are available preceding the proposed Restricted Payment.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a responsible financial or accounting Officer of the Issuer, less the amount of cash, Cash Equivalents or Replacement Assets received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Capital Stock that is not Disqualified Stock) other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the applicable series of notes or the date such notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“DTC” means the Depositary Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Escrow Release Date” means the date of the Release.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Indebtedness” means Indebtedness of the Issuer or its Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by (i) a responsible financial or accounting Officer of the Issuer with respect to valuations not in excess of $250.0 million and (ii) the Board of Directors of the Issuer with respect to valuations equal to or in excess of $250.0 million, whose determination, unless otherwise specified, shall be conclusive if evidenced by a Board Resolution.

“FCC” means the United States Federal Communications Commission and any successor agency that is responsible for regulating the United States telecommunications industry.

“Fitch” means Fitch Ratings, Inc., or any successor to its rating agency business.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Issue Date, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date. All ratios and computations contained or referred to in each Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Governmental Authority” means any federal, state, provincial, local or foreign court or tribunal or governmental agency, authority, instrumentality or regulatory or legislative body.

“Government Securities” means securities that are

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Holder” means, at any time, a Person in whose name a note is at such time registered on the Registrar’s books.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion or amortization of original issue discount nor the payment of interest or dividend in the form of additional Indebtedness shall be considered an incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)	all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4)	all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)	all Capital Lease Obligations of such Person;

(6)	all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)	all Indebtedness of other Persons guaranteed by such Person to the extent such Indebtedness is guaranteed by such Person;

(8)	to the extent not otherwise included in this definition, obligations under Interest Rate Agreements, Commodity Agreements and Currency Agreements, except for Interest Rate Agreements, Commodity Agreements and Currency Agreements entered into for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk; and

(9)	all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided:

(A)	that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B)	that money borrowed and set aside at the time of the incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C)	that Indebtedness shall not include:

(I) any liability for federal, state, local or other taxes;

(II) workers’ compensation claims, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided in the ordinary course of business;

(III) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of its incurrence; or

(IV) any Indebtedness defeased or called for redemption.

Notwithstanding the foregoing, in connection with the purchase by a Person or any of its Restricted Subsidiaries of any business, the term “Indebtedness” will exclude indemnification or post-closing payment adjustments or earn-out or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet, working capital calculation or other similar method or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable or is of a contingent nature and, to the extent such payment thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter.

“Independent Director” means, with respect to the Board of Directors of the Issuer, a member of such board who is not an officer, director, employee or appointee of the Issuer or its Affiliates (other than the Issuer and its Subsidiaries).

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- by Fitch, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Issue Date” means September 25, 2015.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or required by law to remain closed.

“Lien” means, with respect to any property or assets, including Capital Stock, any mortgage or deed of trust, pledge, lien, hypothecation, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Material Transaction” means any acquisition or disposition outside the ordinary course of business of any property or assets that (x) constitute assets comprising all or substantially all of an operating unit of a business or equity interests of a Person representing a majority of the ordinary voting power or economic interests in such Person that are represented by all its outstanding capital stock and (y) involves aggregate consideration in excess of $50.0 million.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Nationally Recognized Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Net Proceeds” means, with respect to any Asset Sale, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Issuer or any of the Restricted Subsidiaries in respect of such Asset Sale less (b) the sum of:

(1)	the amount, if any, of all Taxes paid or estimated to be payable by the Issuer or any of its Restricted Subsidiaries in connection with such Asset Sale,

(2)	the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any Taxes deducted pursuant to clause (1) above) (x) associated with the assets that are the subject of such Asset Sale and (y) retained by the Issuer or any of its Restricted Subsidiaries; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such an Asset Sale occurring on the date of such reduction,

(3)	the amount of any Indebtedness (other than Indebtedness described in clause (1) of the second paragraph of clause (a) of “—Repurchase at the option of Holders—Asset Sales”) secured by a Lien on the assets that are the subject of such Asset Sale to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Asset Sale, and

(4)	reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by the Issuer or any of its Restricted Subsidiaries, as applicable, in connection with such Asset Sale (other than those payable to the Issuer or any Subsidiary of the Issuer), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of such Person in accordance with the applicable provisions of the applicable Indenture.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer that meets the requirements set forth in the applicable Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer or the Trustee. Such opinion may refer to prior Opinions of Counsel, may contain customary assumptions, qualifications and exceptions and, with respect to factual matters, may reasonably rely on an Officer’s Certificate of the Issuer or certificates of public officials.

“Pari Passu Indebtedness” means with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the Escrow Release Date or thereafter incurred; and

(2)	all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the notes of any series, as the case may be; provided, however, that Pari Passu Indebtedness shall not include:

(A)	any obligation of such Person to the Issuer or any Restricted Subsidiary;

(B)	any liability for Federal, state, local or other taxes owed or owing by such Person; or

(C)	any accounts payable or other liability to trade creditors arising in the ordinary course of business.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person.

“Permitted Debt” has the meaning set forth under “—Certain covenants—Limitation on incurrence of indebtedness.”

“Permitted Investments” means

(1)	any Investment in the Issuer or any of its Restricted Subsidiaries;

(2)	any Investment in cash and Cash Equivalents;

(3)	any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is engaged in a Similar Business if as a result of such Investment, such Person, in one transaction or a series of related transactions, (i) becomes a Restricted Subsidiary of the Issuer or (ii) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer and, in each case, any Investment held by such Person; provided that, with respect to clause (ii), such Investment was not acquired by such Person in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation;

(4)	any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of clause (a) of “—Repurchase at the option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)	any Investment existing on the Issue Date;

(6)	any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a)	in compromise or resolution of any other Investment or obligations owed to the Issuer or any such Restricted Subsidiary, including in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of any trade creditor or customer or in satisfaction of litigation, arbitration or other disputes; or

(b)	as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

and, in each case, any Investment held by such Person;

(7)	Swap Obligations permitted under clause (j) of the covenant described in “—Certain covenants—Limitation on incurrence of indebtedness” covenant;

(8)	Investments the payment for which consists of Equity Interests of the Issuer, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the calculation set forth in the definition of the term “Applicable Amount”;

(9)	guarantees of Indebtedness permitted under the covenant described in “—Certain covenants—Limitation on incurrence of indebtedness”;

(10)	any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain covenants—Transactions with Affiliates” (except transactions described in clauses (2) and (4) of such paragraph);

(11)	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(12)	if no Default or Event of Default has occurred and is continuing, additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (12), not to exceed since the Escrow Release Date the greater of $750.0 million and 2.5% of Total Assets at the time of such Investments (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13)	advances to employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(14)	loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(15)	receivables owing to the Issuer or any Restricted Subsidiary of the Issuer if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (which trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances), and other Investments to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Issuer or any Restricted Subsidiary;

(16)	deposits or payments made with the FCC in connection with the auction or licensing of any permit, license, authorization, plan, directive, consent, permission, consent order or consent decree of or from any Governmental Authority (“Governmental Authorizations”); and

(17)	any Plan Contribution.

“Permitted Liens” means, with respect to any Person:

(1)	Liens securing Indebtedness and other obligations permitted to be incurred pursuant to clause (a) of the definition of “Permitted Debt”;

(2)	Liens existing on the Issue Date;

(3)	Liens on property that exist when the Issuer or any of its Restricted Subsidiaries acquires the property; provided that such Liens were not incurred in contemplation of such acquisition;

(4)	Liens securing Indebtedness that any Restricted Subsidiary of the Issuer owes to the Issuer or to any other Restricted Subsidiary of the Issuer;

(5)	Liens on property, shares of stock or Indebtedness of any entity that exists when (a) it becomes a Restricted Subsidiary of the Issuer, (b) it is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries, or (c) the Issuer or any of its Restricted Subsidiaries acquires all or substantially all of the assets of the entity, provided that no such Lien extends to any other property of the Issuer or any of its Restricted Subsidiaries;

(6)	Liens securing Indebtedness and other obligations permitted to be incurred pursuant to clauses (d), (j) and (m)(z) of the definition of “Permitted Debt” covering only the assets referred therein;

(7)	Liens securing (a) nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt), (b) contingent obligations on surety and appeal bonds, (c) utility obligations, and (d) other similar nondelinquent obligations, in each case incurred in the ordinary course of business;

(8)	Liens securing purchase money Indebtedness or Capital Lease Obligations, provided that (a) any such Lien attaches to the property within 270 days after the acquisition thereof and (b) such Lien attaches solely to the property so acquired;

(9)	(i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit account or other funds, provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against the Issuer’s access in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by the Issuer to provide collateral to the depository institution and (ii) Liens, deposits (including deposits with the FCC) or pledges to secure the performance of bids, tenders, trade governmental contracts, leases, licenses, statutory obligations or other similar obligations incurred in the ordinary course of business;

(10)	pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation;

(11)	statutory Liens and Liens for taxes, assessments or other governmental charges for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings;

(12)	Liens arising solely by operation of law and in the ordinary course of business, such as mechanics’, materialmen’s, warehousemen’s and carriers’ Liens and Liens of landlords or of mortgages of landlords on fixtures and movable property located on premises leased in the ordinary course of business;

(13)	Liens on personal property (other than shares or debt of the Issuer’s Restricted Subsidiaries) securing loans maturing in not more than one year or on accounts receivables in connection with a receivables financing program;

(14)	Liens securing financings in amounts up to the value of assets, businesses and properties acquired after the Escrow Release Date; or any Lien upon any property to secure all or part of the cost of construction thereof or to secure debt incurred prior to, at the time of, or within twelve months after completion of such construction or the commencement of full operations thereof (whichever is later), to provide funds for such purpose;

(15)	easements, rights of way, restrictions, title defects, survey title exceptions and other encumbrances incurred which, in the aggregate, do not materially interfere with the ordinary conduct of business;

(16)	Liens securing Indebtedness of the Issuer or any Restricted Subsidiary to the Rural Electrification Administration or the Rural Utilities Service (or any successor to any such agency) in an aggregate principal amount outstanding at any time not to exceed $50.0 million;

(17)	Liens on trusts, cash or Cash Equivalents or other funds in connection with the defeasance (whether by covenant or legal defeasance), discharge or redemption of Indebtedness, pending consummation of a strategic transaction, or similar obligations; provided that such defeasance, discharge or redemption is otherwise permitted by any Indenture;

(18)	Liens of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed the greater of $100.0 million and 0.5% of Total Assets at any one time outstanding;

(19)	Liens to secure any Refinancing Indebtedness permitted to be incurred under the applicable Indenture; provided, however, that (i) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and (ii) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

(20)	extensions, renewals or replacement of any of the Liens described above, if limited to all or any part of the same property securing the original Lien.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Issuer in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of “Permitted Lien” to which such Permitted Lien has been classified or reclassified.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan Contribution” means the contribution of real property to the Issuer’s defined benefit pension plan (or any successor plan) in existence on the Issue Date in lieu of or in conjunction with cash contributions to such pension plan, including by way of a Sale and Lease-Back Transaction, in a manner consistent with past practice.

“Pro Forma Basis” means, as of any date, that such calculation shall give pro forma effect to all Material Transactions (and the application of the proceeds from any such asset sale or related debt incurrence or repayment) that have occurred during the relevant calculation period and during the period immediately following the applicable date of determination therefor and prior to or simultaneously with the event for which the calculation is made, including pro forma adjustments arising out of events which are attributable to a Material Transaction, including giving effect to those specified in accordance with the definition of “Consolidated EBITDA,” in each case as in good faith determined by a financial Officer of the Issuer, using historical financial statements of all entities, divisions or lines or assets so acquired or sold and the consolidated financial statements of the Issuer and/or any of its Restricted Subsidiaries, calculated as if such Material Transaction, and all other Material Transactions that have been consummated during the relevant period, and any Indebtedness incurred or repaid in connection therewith, had been consummated (and the change in Consolidated EBITDA resulting therefrom realized) and incurred or repaid at the beginning of such period.

Whenever pro forma effect is to be given to a Material Transaction, the pro forma calculations shall be made in good faith by a financial Officer of the Issuer (including adjustments for costs and charges arising out of or related to the Material Transaction and projected cost savings, operating expense reductions, other operating improvements and initiatives and synergies resulting from such Material Transaction that have been or are reasonably anticipated to be realizable, net of the amount of actual benefits realized during such test period from such actions), and any such adjustments included in the initial pro forma calculations shall continue to apply to subsequent calculations (including during any subsequent periods in which the effects thereof are reasonably expected to be realizable); provided that (i) no amounts shall be added pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA for such period and (ii) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies that are not in accordance with Regulation S-X of the SEC shall be subject to the last proviso in clause (iv)(b) of the definition of “Consolidated EBITDA.”

“Rating Agency” means Moody’s, S&P and Fitch or if Moody’s, S&P and/or Fitch shall not make a rating on the notes of each series (or the applicable security) publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (in the case of the notes of each series, as certified by a Board Resolution) which shall be substituted for Moody’s, S&P and/or Fitch, as the case may be.

“Ratings Decline” means the occurrence of the following on, or within 90 days after, the date of the public notice of the occurrence of a Change of Control or of the intention by the Issuer or any third-party to effect a Change of Control (which period shall be extended so long as the rating of the notes of the applicable series is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (1) in the event that the notes of such series have an Investment Grade Rating by both Rating Agencies, such notes cease to have an Investment Grade Rating by one or both of the Rating Agencies, or (2) in any other event, the rating of the notes of such series by either of the Rating Agencies decreases by one or more gradations (including gradations within ratings categories as well as between rating categories) or is withdrawn.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registration Rights Agreement” means the registration rights agreement with respect to the notes dated as of the Issue Date between the Issuer and the initial purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary of the Issuer.

“Replacement Assets” means (1) non-current assets (including any such assets acquired by capital expenditures) that shall be used or useful in a Similar Business or (2) substantially all the assets of a Similar Business or a majority of the Voting Stock of any Person engaged in a Similar Business that shall become on the date of acquisition thereof a Restricted Subsidiary of the Issuer.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Revolving Credit Agreement” means the Credit Agreement dated as of June 2, 2014 by and among the Issuer, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto, as amended, waived, supplemented, modified, extended, renewed, restated, replaced, refunded or restructured from time to time (as further described in the definition of “Senior Credit Facilities”).

“S&P” means Standard & Poor’s Ratings Group, Inc., a division of the McGraw-Hill Companies, Inc., or any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien on property or assets of the Issuer or any of its Restricted Subsidiaries.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (x) Indebtedness of the Issuer and its Restricted Subsidiaries that would be included in the definition of “Consolidated Total Indebtedness” that is secured by a Lien on property or assets of the Issuer or any of its Restricted Subsidiaries as of the last day of the relevant Test Period after giving effect to all incurrences and repayments of Secured Indebtedness from the end of such Test Period to the date of determination (net of unrestricted and unencumbered cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of such date and calculated as if any Credit Facilities constituting revolving credit facilities were fully drawn on such date) and (y) Indebtedness of the Issuer’s Restricted Subsidiaries incurred pursuant to clause (p)(2) of the first paragraph of “—Limitation on incurrence of indebtedness” covenant above outstanding as of the last day of the relevant Test Period after giving effect to all incurrences and repayments of such Indebtedness from the end of such Test Period to the transaction date (without duplication) to (b) Consolidated EBITDA for such Test Period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means (i) the Term Loan Agreement, (ii) the Revolving Credit Agreement, (iii) the Credit Agreement dated as of October 14, 2011 by and among the Issuer, CoBank, ACB, as administrative agent, and the lenders from time to time party thereto and (iv) the Credit Agreements dated as of June 2, 2014 by and among the Issuer, CoBank, ACB, as administrative agent, and the lenders from time to time party thereto, in each case, including any guarantees, collateral documents, instruments and other agreements executed in connection therewith, and any amendments, waivers, supplements, modifications, extensions, renewals, restatements, replacements, refundings or other restructuring thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, refinance or otherwise restructure all or any part of the loans, notes, letters of credit, other credit facilities or commitments thereunder or any successor or replacement loans, notes, letters of credit, other credit facilities or commitments thereunder, including any such replacement, refunding, refinancing or other restructuring facility or indenture that increases the amount borrowable or other credit extendable thereunder, alters the maturity thereof or alters the parties thereto.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Escrow Release Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Subordinated Indebtedness” means any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes of a series.

“Subsidiary” means, with respect to any Person,

(1)	any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)	any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of its Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means obligations under or with respect to Swap Agreements.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Term Loan Agreement” means the Credit Agreement dated as of August 12, 2015 by and among the Issuer, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto, as administrative agent, and the lenders from time to time party thereto, as amended, waived, supplemented, modified, extended, renewed, restated, replaced, refunded or restructured from time to time (as further described in the definition of “Senior Credit Facilities”).

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Issuer then most recently ended (taken as one accounting period) for which internal financial statements are available.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries provided to the Trustee and Holders, in conformity with GAAP (on a pro forma basis to give effect to any acquisition or disposition on or prior to the date of determination).

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of the last day of the relevant Test Period after giving effect to all incurrences and repayments of Indebtedness from the end of such Test Period to such date of determination to (b) Consolidated EBITDA for such Test Period.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that:

(1)	except as permitted by the covenant described under the caption “—Certain Covenants—Transactions with Affiliates,” such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Issuer or any of its Restricted Subsidiaries unless the terms of such agreement, contract, arrangement or understanding are, taken as a whole, no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(2)	such Subsidiary does not hold any Liens on any property of the Issuer or any of its other Restricted Subsidiaries; and

(3)	such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries, except to the extent that such guarantee or credit support would be released upon such designation.

“Verizon Acquisition” means the Issuer’s acquisition of, among other things, Verizon Communications, Inc.’s wireline business and statewide fiber networks that provide services to residential, commercial and wholesale customers in California, Texas and Florida, along with certain of Verizon Communications, Inc.’s FIOS customers in those states.

“Verizon Purchase Agreement” means the securities purchase agreement, dated as of February 5, 2015, as amended, between the Issuer and Verizon Communications, Inc. to acquire, among other things, Verizon Communications, Inc.’s wireline business and statewide fiber networks that provide services to residential, commercial and wholesale customers in California, Texas and Florida, along with certain of Verizon Communications, Inc.’s FIOS customers in those states.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

Depository Procedures

The following description of the operations and procedures of The Depository Trust Company (“DTC”), Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), Luxembourg is provided solely as a matter of convenience and has been obtained from sources that we believe to be reliable. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it, ownership of these interests in the registered global notes without coupons (the “global note”) will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

All interests in a global note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and additional interest, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of us or the trustee nor any agent of ours, has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

(2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the relevant security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the participants or the indirect participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

Interests in the global notes which trade in DTC’s same-day funds settlement system and secondary market trading activity in such interest will therefore settle in immediately available funds subject in all cases to the rules and procedures of DTC and the participants. Transfers between the participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

DTC has advised us that it will take any action permitted to be taken by a holder only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global notes for notes in certificated form, and to distribute such notes to its participants.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued or changed at any time. Neither we nor the trustee, nor any of their respective agents, will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for a definitive note in registered certificated form (the “certificated note”) if:

(1)	DTC (A) notifies us that it is unwilling or unable to continue as depositary for the global notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2)	We, at our option, notify the trustee in writing that we elect to cause the issuance of certificated notes; or

(3)	there has occurred and is continuing a default with respect to the notes and we or DTC specifically request such exchange.

In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated notes may be exchanged for beneficial interests in a global note.

Same Day Settlement and Payment

We will make payments in respect of notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global note holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time-zone differences, credits of interests in the global notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such global notes settled during such processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the global notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

REGISTRATION RIGHTS

We have filed the registration statement (the “exchange offer registration statement”) of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under registration rights agreements entered into between us and the initial purchasers of the old notes. Holders of the new notes will not be entitled to any registration rights with respect to the new notes.

Pursuant to the registration rights agreements, we agreed, at our own cost, for the benefit of the holders of old notes, to use commercially reasonable efforts to file this exchange offer registration statement with respect to an offer to exchange each series of old notes for new notes with the same aggregate principal amount and terms substantially identical in all material respects to the applicable series of old notes (except for the provisions relating to the transfer restrictions and payment of additional interest); to cause the exchange offer registration statement to be declared effective by the SEC under the Securities Act; and to consummate the exchange offer not later than the 365th day following the date of consummation of the Verizon Transaction (the “Exchange Date”).

In the event that this exchange offer is not consummated on or prior to the Exchange Date, we will, subject to certain conditions, at our own cost,

(1)	file a shelf registration statement with the SEC covering resales of the old notes or the new notes, as the case may be;

(2)	thereafter use commercially reasonable efforts to cause such shelf registration statement to be declared effective under the Securities Act; and

(3)	use commercially reasonable efforts to keep the shelf registration statement continuously effective until the second anniversary of the date of issuance of the old notes or such shorter period that will terminate when all notes covered thereby are disposed of in accordance therewith or cease to be outstanding.

We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A holder selling such old notes or new notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales. We may require each holder of old notes or new notes to be sold pursuant to the shelf registration statement to furnish to us such information regarding the holder and the distribution of the old notes or new notes by the holder as we may from time to time reasonably require for inclusion in the shelf registration statement, and we may exclude from such registration the old notes or new notes of any holder that fails to furnish us with such information within a reasonable amount of time after receiving such request.

If neither (1) the exchange offer with respect to a series of old notes has been consummated on or prior to the Exchange Date nor (2) a shelf registration statement covering resales of such series of old notes has been filed and been declared or otherwise become effective on or prior to the Exchange Date (together, a “registration default”), then additional interest will accrue on the aggregate principal amount of the series of old notes as to which the registration default pertains from and including the date on which such registration default has occurred to but excluding the date on which such registration default has been cured with respect to the applicable series of notes. Additional interest will accrue at a rate of 0.25% for the first 90 day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90 day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 0.50% per annum over the applicable rate of such series of old notes, i.e. 8.875%, 10.500% and 11.000% in respect of the old 2020 Notes, the old 2022 Notes and the old 2025 Notes, respectively. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the old notes and the new notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the exchange of old notes for new notes pursuant to the exchange offer, as of the date hereof. This discussion does not address specific tax considerations that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, common trust funds, controlled foreign corporations, dealers in securities or currencies, and persons in special situations, such as those who hold notes as part of a straddle, synthetic security, conversion transaction, or other integrated investment comprising notes and one or more other investments). In addition, this discussion does not describe any tax considerations arising under U.S. federal gift, estate or other tax laws, or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Each holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations relating to the exchange of old notes for new notes and relating to the acquisition, ownership and disposition of the new notes.

The exchange of an old note for a new note pursuant to the exchange offer will not constitute a “significant modification” of the old note for U.S. federal income tax purposes and, accordingly, the new note received by a holder will be treated as a continuation of the old note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an old note for a new note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new note as it had in the old note immediately before the exchange. A holder who does not exchange its old notes for new notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market making activities or other trading activities. We have agreed that, for a period of 180 days after the completion of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. During this period, we will send copies of this prospectus, as amended or supplemented, to those broker-dealers that check the box on the letter of transmittal accompanying this prospectus requesting additional copies of this prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account as a result of market-making or other trading activities pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain matters with respect to the validity of the new notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of Frontier Communications Corporation as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of Verizon’s Separate Telephone Operations in California, Florida, and Texas at December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, appearing in Frontier Communications Corporation’s Current Report on Form 8- K filed on April 18, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy reports and other information that we file with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. The SEC also maintains an Internet site at http://www.sec.gov from which you can access our filings. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of the prospectus except as described in this section or in the “Incorporation of certain documents by reference” section.

You may also request copies of the documents referenced in this prospectus, including the base indenture, the supplemental indentures governing the applicable series of notes offered hereby, at no cost. Requests should be directed to Frontier Communications Corporation, 401 Merritt 7, Norwalk, Connecticut 06851, Telephone No. (203) 614-5600.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” into this prospectus certain documents that we have filed with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, or any subsequently filed document deemed incorporated by reference. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2015; and

•	our Current Report on Form 8-K filed on April 18, 2016.

Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated herein by reference until completion of the offering (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide a copy of the documents we incorporate by reference, at no cost, to any person that receives this prospectus. You may request a copy of these documents by writing or telephoning us at:

Frontier Communications Corporation

401 Merritt 7, Norwalk, Connecticut 06851

Telephone No. (203) 614-5600

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Indemnification of Directors and Officers of Frontier Communications Corporation

Section 145 of Delaware General Corporation Law (“Delaware Law”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of Delaware Law also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation.

Delaware Law also provides that the indemnification described above will not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

Delaware Law also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

As permitted by sections 102 and 145 of Delaware Law, the Registrant’s Restated Certificate of Incorporation eliminates the liability of a director to the Registrant and its stockholders for monetary damages for breach of a director’s fiduciary duty except for liability under section 174 of Delaware Law, for any breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

The Registrant’s by-laws provide that to the fullest extent permitted by applicable law as then in effect, the Registrant shall indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a “Proceeding”), by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors, administrators and legal representatives. The right to indemnification conferred in the Registrant’s By-laws includes the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of the final disposition of the Proceeding, consistent with applicable law as then in effect.

The above discussion of Delaware Law and the Registrant’s Restated Certificate of Incorporation and By-laws is not intended to be exhaustive and is qualified in its entirety by such statutes, the Restated Certificate of Incorporation and the By-laws.

The Registrant maintains liability insurance for the benefit of its directors and officers.

Item 21. Exhibits and Financial Statement Schedules.

See the “Exhibit Index” following the signature pages hereto.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on April 22, 2016.

FRONTIER COMMUNICATIONS CORPORATION

By:	/s/ Daniel J. McCarthy
Name: Daniel J. McCarthy
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Donald Daniels, John M. Jureller, Daniel J. McCarthy and Mark D. Nielsen, and each of them, to be his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leroy T. Barnes, Jr. Leroy T. Barnes, Jr.	Director	April 22, 2016

/s/ Peter C. B. Bynoe Peter C. B. Bynoe	Director	April 22, 2016

/s/ Donald Daniels Donald Daniels	Senior Vice President and Controller (Principal Accounting Officer)	April 22, 2016

/s/ Diana S. Ferguson Diana S. Ferguson	Director	April 22, 2016

/s/ Edward Fraioli Edward Fraioli	Director	April 22, 2016

/s/ John M. Jureller John M. Jureller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 22, 2016

S-1

Signature	Title	Date

/s/ Daniel J. McCarthy Daniel J. McCarthy	Director, President and Chief Executive Officer (Principal Executive Officer)	April 22, 2016

/s/ Pamela D.A. Reeve Pamela D.A. Reeve	Chairman of the Board of Directors	April 22, 2016

/s/ Virginia P. Ruesterholz Virginia P. Ruesterholz	Director	April 22, 2016

/s/ Howard L. Schrott Howard L. Schrott	Director	April 22, 2016

/s/ Larraine D. Segil Larraine D. Segil	Director	April 22, 2016

/s/ Mark Shapiro Mark Shapiro	Director	April 22, 2016

/s/ Myron A. Wick III Myron A. Wick III	Director	April 22, 2016

S-2

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of December 16, 2013, by and between AT&T Inc. and Frontier (filed as Exhibit 2.1 to Frontier’s Current Report on Form 8-K filed on December 17, 2013).*

2.2	Securities Purchase Agreement, dated as of February 5, 2015, by and between Verizon Communications Inc. and Frontier (filed as Exhibit 2.1 to Frontier’s Current Report on Form 8-K filed on February 5, 2015).*

3.1	Restated Certificate of Incorporation (filed as Exhibit 3.200.1 to Frontier’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000).*

3.2	Certificate of Amendment of Restated Certificate of Incorporation, effective July 31, 2008 (filed as Exhibit 3.1 to Frontier’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008). *

3.3	Certificate of Amendment of Restated Certificate of Incorporation, effective June 28, 2010 (filed as Exhibit 99.2 to Frontier’s Current Report on Form 8-K filed July 1, 2010).*

3.4	By-laws, as amended February 6, 2009 (filed as Exhibit 99.1 to Frontier’s Current Report on Form 8-K filed on February 6, 2009). *

3.5	Certificate of Designations of 11.125% Mandatory Convertible Preferred Stock, Series A (filed as Exhibit 3.5 to Frontier’s Current Report on Form 8-K filed on June 10, 2015).*

4.1	Indenture of Securities, dated as of August 15, 1991, between Frontier and JPMorgan Chase Bank, N.A. (as successor to Chemical Bank), as Trustee (the “August 1991 Indenture”) (filed as Exhibit 4.100.1 to Frontier’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1991).*

4.2	Fourth Supplemental Indenture to the August 1991 Indenture, dated October 1, 1994, between Frontier and JPMorgan Chase Bank, N.A. (as successor to Chemical Bank), as Trustee, with respect to 7.68% Debentures due 2034 (filed as Exhibit 4.100.7 to Frontier’s Current Report on Form 8-K filed on January 3, 1995).*

4.3	Fifth Supplemental Indenture to the August 1991 Indenture, dated as of June 15, 1995, between Frontier and JPMorgan Chase Bank, N.A. (as successor to Chemical Bank), as Trustee, with respect to 7.45% Debentures due 2035 (filed as Exhibit 4.100.8 to Frontier’s Current Report on Form 8-K filed on March 29, 1996 (the “March 29, 1996 8-K”)).*

4.4	Sixth Supplemental Indenture to the August 1991 Indenture, dated as of October 15, 1995, between Frontier and JPMorgan Chase Bank, N.A. (as successor to Chemical Bank), as Trustee, with respect to 7% Debentures due 2025 (filed as Exhibit 4.100.9 to the March 29, 1996 8-K).*

4.5	Seventh Supplemental Indenture to the August 1991 Indenture, dated as of June 1, 1996, between Frontier and JPMorgan Chase Bank, N.A. (as successor to Chemical Bank), as Trustee, with respect to 6.8% Debentures due 2026 (filed as Exhibit 4.100.11 to Frontier’s Annual Report on Form 10-K for the year ended December 31, 1996 (the “1996 10-K”)).*

4.6	Eighth Supplemental Indenture to the August 1991 Indenture, dated as of December 1, 1996, between Frontier and JPMorgan Chase Bank, N.A. (as successor to Chemical Bank), as Trustee, with respect to 7.05% Debentures due 2046 (filed as Exhibit 4.100.12 to the 1996 10-K).*

4.7	Indenture, dated as of August 16, 2001, between Frontier and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank), as Trustee, with respect to 9% Senior Notes due 2031 (including the form of note attached thereto) (filed as Exhibit 4.1 of Frontier’s Current Report on Form 8-K filed on August 22, 2001).*

4.8	Indenture, dated as of December 22, 2006, between Frontier and The Bank of New York, as Trustee, with respect to 7.875% Senior Notes due 2027 (including the form of note attached thereto) (filed as Exhibit 4.1 to Frontier’s Current Report on Form 8-K filed on December 29, 2006).*

4.9	Indenture dated as of March 23, 2007 by and between Frontier and The Bank of New York with respect to the 7.125% Senior Notes due 2019 (including the form of such note attached thereto) (filed as Exhibit 4.2 to the March 27, 2007 8-K).*

4.10	Indenture dated as of April 9, 2009, between Frontier and The Bank of New York Mellon, as Trustee (the “April 2009 Indenture”) (filed as Exhibit 4.1 to Frontier’s Current Report on Form 8-K filed on April 9, 2009 (the “April 9, 2009 8-K”)).*

4.11	Second Supplemental Indenture to the April 2009 Indenture, dated as of October 1, 2009, between Frontier and The Bank of New York Mellon, as Trustee, with respect to 8.125% Senior Notes due 2018 (including the form of note attached thereto) (filed as Exhibit 4.1 to Frontier’s Current Report on Form 8-K filed on October 1, 2009).*

4.12	Third Supplemental Indenture to the April 2009 Indenture, dated as of May 22, 2012, between Frontier and The Bank of New York Mellon, as Trustee, with respect to 9.25% Senior Notes due 2021 (filed as Exhibit 4.1 to Frontier’s Current Report on Form 8-K filed on May 22, 2012 (the “May 22, 2012 8-K”)). *

4.13	Form of Senior Note due 2021 (filed as Exhibit 4.2 to the May 22, 2012 8-K). *

4.14	Fourth Supplemental Indenture to the April 2009 Indenture, dated as of August 15, 2012, between Frontier and The Bank of New York Mellon, as Trustee, with respect to 7.125% Senior Notes due 2023 (the “Fourth Supplement to April 2010 Indenture”) (filed as Exhibit 4.1 to Frontier’s Current Report on Form 8-K filed on August 15, 2012 (the “August 15, 2012 8-K”)).*

4.15	Form of Senior Note due 2023 (filed as Exhibit 4.2 to the August 15, 2012 8-K). *

4.16	First Amendment to the Fourth Supplement to April 2009 Indenture, dated as of October 1, 2012, between Frontier and The Bank of New York Mellon, as Trustee, with respect to 7.125% Senior Notes due 2023 (filed as Exhibit 4.1 to Frontier’s Current Report on Form 8-K filed on October 1, 2012). *

4.17	Fifth Supplemental Indenture to the April 2009 Indenture, dated as of April 10, 2013, between Frontier and The Bank of New York Mellon, as Trustee, with respect to 7.625% Senior Notes due 2024 (filed as Exhibit 4.1 to Frontier’s Current Report on Form 8-K filed on April 10, 2013 (the “April 10, 2013 8-K”).*

4.18	Sixth Supplemental Indenture dated as of September 17, 2014 between Frontier Communications Corporation and The Bank of New York Mellon, as Trustee (including the form of 6.250% Senior Notes due 2021) (filed as Exhibit 4.1 to Frontier’s Current Report on Form 8-K filed on September 17, 2014 (the September 17, 2014 8-K”)).*

4.19	Seventh Supplemental Indenture dated as of September 17, 2014 between Frontier Communications Corporation and The Bank of New York Mellon, as Trustee, with respect to 6.875% Senior Notes due 2025 (including the form of notes attached thereto) (filed as Exhibit 4.2 to the September 17, 2014 8-K).*

4.20	Form of Senior Note due 2024 (filed as Exhibit 4.2 to the April 10, 2013 8-K).*

4.21	Indenture, dated as of April 12, 2010 (the “April 2010 Indenture”), as amended, between Spinco and The Bank of New York Mellon, as Trustee (including the forms of notes attached thereto) (filed as Exhibit 4.22 to Spinco’s Registration Statement on Form 10 filed on April 20, 2010 (File No. 000-53950) (the “Spinco Form 10”)).*

4.22	First Supplemental Indenture to the April 2010 Indenture, dated as of July 1, 2010, between Frontier and The Bank of New York Mellon, as Trustee, with respect to 7.875% Senior Notes due 2015, 8.25% Senior Notes due 2017, 8.5% Senior Notes due 2020, and 8.75% Senior Notes due 2022 (filed as Exhibit 4.2 to Frontier’s Registration Statement on Form S-4 filed on July 2, 2010 (File No. 333-167962)).*

4.23	Indenture, dated as of January 1, 1994, between Frontier North Inc. (formerly GTE North Incorporated) and Bank of New York Mellon (as successor to The First National Bank of Chicago), as Trustee (the “Frontier North Indenture”) (filed as Exhibit 4.1 to Frontier’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010).*

4.24	First Supplemental Indenture to the Frontier North Indenture, dated as of May 1, 1996, between Frontier North Inc. (formerly GTE North Incorporated) and Bank of New York Mellon (as successor to The First National Bank of Chicago), as Trustee (filed as Exhibit 4.2 to Frontier’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010).*

4.25	Form of Debenture under the Frontier North Indenture (filed as Exhibit 4.24 to Frontier’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 10-K”)).*

4.26	Base Indenture, dated as of September 25, 2015 (the “2015 Base Indenture”), between Frontier Communications Corporation and The Bank of New York Mellon, as trustee (filed as Exhibit 4.1 to Frontier’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 (the “September 30, 2015 10-Q”)).*

4.27	First Supplemental Indenture to the 2015 Base Indenture, dated as of September 25, 2015, between Frontier Communications Corporation and The Bank of New York Mellon, as trustee, with respect to 8.875% Senior Notes due 2020 (including the forms of notes attached thereto) (filed as Exhibit 4.2 to the September 30, 2015 10-Q).*

4.28	Second Supplemental Indenture to the 2015 Base Indenture, dated as of September 25, 2015, between Frontier Communications Corporation and The Bank of New York Mellon, as trustee, with respect to 10.500% Senior Notes due 2022 (including the forms of notes attached thereto) (filed as Exhibit 4.3 to the September 30, 2015 10-Q).*

4.29	Third Supplemental Indenture to the 2015 Base Indenture, dated as of September 25, 2015, between Frontier Communications Corporation and The Bank of New York Mellon, as trustee, with respect to 11.000% Senior Notes due 2025 (including the forms of notes attached thereto) (filed as Exhibit 4.4 to the September 30, 2015 10-Q).*

5(1)	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Credit Agreement, dated as of October 14, 2011, among Frontier, as the Borrower, and CoBank, ACB, as the Administrative Agent, the Lead Arranger and a Lender, and the other Lenders referred to therein (filed as Exhibit 10.1 to Frontier’s Current Report on Form 8-K filed on October 17, 2011).*

10.2	First Amendment, dated as of March 5, 2015, to the 2011 CoBank Credit Agreement, among Frontier, as the Borrower, and CoBank, ACB, as the Administrative Agent and the Lenders referred to therein (filed as Exhibit 10.1 to Frontier’s Current Report on Form 8-K filed on March 5, 2015 (the “March 5, 2015 8-K”)).*

10.3	Credit Agreement, dated as of June 2, 2014, by and among Frontier, as the Borrower, and the Lenders party thereto and CoBank, ACB, as Administrative Agent (filed as Exhibit 10.1 to Frontier’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 (the “June 30, 2014 10-Q”) (the “2014 CoBank Credit Agreement”)).*

10.4	Second Amendment, dated as of March 5, 2015, to the 2014 CoBank Credit Agreement, among Frontier, as the Borrower, and CoBank, ACB, as the Administrative Agent and the Lenders referred to therein (filed as Exhibit 10.2 to the March 5, 2015 8-K).*

10.5	Credit Agreement, dated as of June 2, 2014, among Frontier, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (filed as Exhibit 10.1 to Frontier’s current Report on Form 8-K filed on June 2, 1014).*

10.6	Credit Agreement, dated as of August 12, 2015, among Frontier, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (filed as Exhibit 10.1 to Frontier’s Current Report on Form 8-K filed on August 13, 2015).*

10.7	Tax Sharing Agreement, dated as of May 13, 2009, by and among Verizon Communications Inc. (“Verizon”), New Communications Holdings Inc. (“Spinco”) and Frontier, (filed as Exhibit 10.3 to Frontier’s Current Report on Form 8-K filed on May 15, 2009).*

10.8	Agreement Regarding Intellectual Property Matters, dated as of March 23, 2010, among Frontier, Spinco and Verizon (filed as Exhibit 10.12 to the Spinco Form 10).*

10.9	Non-Employee Directors’ Deferred Fee Equity Plan, as amended and restated December 29, 2008 (filed as Exhibit 10.7 to Frontier’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 10-K”).*

10.10	Non-Employee Directors’ Equity Incentive Plan, as amended and restated December 29, 2008 (filed as Exhibit 10.8 to the 2008 10-K).*

10.11	Separation Agreement between Frontier and Leonard Tow effective July 10, 2004 (filed as Exhibit 10.2.4 of Frontier’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004).*

10.12	1996 Equity Incentive Plan, as amended and restated December 29, 2008 (filed as Exhibit 10.11 to the 2008 10-K).*

10.13	2013 Frontier Bonus Plan (filed as Appendix A to Frontier’s Proxy Statement dated March 25, 2013 (the “2013 Proxy Statement”)).*

10.14	Amended and Restated 2000 Equity Incentive Plan, as amended and restated December 29, 2008 (filed as Exhibit 10.13 to the 2008 10-K).*

10.15	2009 Equity Incentive Plan (filed as Appendix A to Frontier’s Proxy Statement dated April 6, 2009).*

10.16	2013 Equity Incentive Plan (filed as Appendix B to the 2013 Proxy Statement).*

10.17	Offer of Employment Letter, dated January 20, 2010, between Frontier and Kathleen Abernathy (filed as Exhibit 10.35 to the Spinco Form 10).*

10.18	Amendment, dated May 31, 2012, to Offer of Employment Letter, dated January 20, 2010, between Frontier and Kathleen Q. Abernathy (filed as Exhibit 10.1 to Frontier’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 (the “June 30, 2012 10-Q”)).*

10.19	Offer of Employment Letter, dated December 18, 2012, between Frontier and John M. Jureller (filed as Exhibit 10.21 to Frontier’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 10-K”)).*

10.20	Change in Control Letter Agreement, dated April 27, 2012, between Frontier and Daniel J. McCarthy (filed as Exhibit 10.1 to Frontier’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012).*

10.21	Offer of Employment Letter, dated February 25, 2015, between Frontier and Daniel J. McCarthy (filed as Exhibit 10.1 to Frontier’s Current Report on Form 8-K filed on March 3, 2015 (the “March 3, 2015 8-K”)).*

10.22	Offer of Employment Letter, dated January 13, 2006, between Frontier and Cecilia K. McKenney (“McKenney Offer Letter”) (filed as Exhibit 10.1 to Frontier’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008). *

10.23	Amendment, dated May 31, 2012, to Offer of Employment Letter, dated January 13, 2006, between Frontier and Cecilia K. McKenney (filed as Exhibit 10.5 to the June 30, 2012 10-Q).*

10.24	Offer of Employment Letter, dated January 15, 2014, between Frontier and Mark D. Nielsen (filed as Exhibit 10.1 to the June 30, 2014 10-Q).*

10.25	Offer of Employment Letter, dated June 9, 2014, between Frontier and Donald W. Daniels, Jr. (filed as Exhibit 10.3 to the June 30, 2014 10-Q). *

10.26	Form of Restricted Stock Agreement for CEO (filed as Exhibit 10.32 to Frontier’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 10-K”).*

10.27	Form of Restricted Stock Agreement for named executive officers other than CEO (filed as Exhibit 10.33 to the 2009 10-K).*

10.28	Form of LTIP Agreement for CEO (filed as Exhibit 10.32 to the 2012 10-K). *

10.29	Form of LTIP Agreement for named executive officers other than CEO (filed as Exhibit 10.33 to the 2012 10-K).*

10.30	Summary of Non-Employee Directors’ Compensation Arrangements Outside of Formal Plans. (filed as Exhibit 10.32 to Frontier’s Annual Report on Form 10-K for the year end December 31, 2015 (the “2015 10-K”)).*

10.31	Registration Rights Agreement, dated September 25, 2015, among Frontier Communications Corporation and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the initial purchasers of Frontier’s 8.875% Senior Notes due 2020 (filed as Exhibit 10.1 to Frontier’s Current Report on Form 8-K filed on September 28, 2015 (the “September 28, 2015 8-K”)).*

10.32	Registration Rights Agreement, dated September 25, 2015, among Frontier Communications Corporation and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the initial purchasers of Frontier’s 10.500% Senior Notes due 2022 (filed as Exhibit 10.2 to the September 28, 2015 8-K).*

10.33	Registration Rights Agreement, dated September 25, 2015, among Frontier Communications Corporation and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the initial purchasers of Frontier’s 11.000% Senior Notes due 2025 (filed as Exhibit 10.3 to the September 28, 2015 8-K).*

12	Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to Frontier’s 2015 10-K).*

21	Subsidiaries of the Registrant (filed as Exhibit 21.1 to Frontier’s 2015 10-K).*

23.1(1)	Consent of KPMG LLP.

23.2(1)	Consent of Ernst & Young LLP.

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5).

24	Powers of Attorney (included on Signature Page).

25(1)	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Trustee.

99(1)	Form of Letter of Transmittal.

Exhibits 10.9 through 10.32 are management contracts or compensatory plans or arrangements.

*	Incorporated herein by reference.
(1)	Filed herewith.